SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 30, 2003

                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)

        North Carolina                  001-16485            56-2169715
(State or other jurisdiction          (Commission         (I.R.S. Employer
      of incorporation)               File Number)       Identification No.)

--------------------------------------------------------------------------------
          370 Knollwood Street
     Winston-Salem, North Carolina                             27103
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (336) 725-2981

Item 2. Acquisition or Disposition of Assets.

     On June 30, 2003, Krispy Kreme Doughnuts, Inc. ("Krispy Kreme"), through its wholly owned subsidiary Krispy Kreme Doughnut Corporation ("KKDC"), completed its previously announced acquisition of the development rights to, and assets of, the Dallas, Texas and Shreveport, Louisiana markets from its franchisees that operated these markets prior to the acquisition. Joseph A. McAleer, a former officer and director of Krispy Kreme, and Steven D. Smith, an emeritus director, were affiliated with the Dallas, Texas and Shreveport, Louisiana franchises.

     The purchase price was approximately $67 million. Krispy Kreme funded the acquisition through a combination of cash and a $55 million promissory note with Wachovia Bank, National Association (the "Bank"), subject to the terms and conditions contained in KKDC's existing Credit Agreement dated as of March 21, 2002 between KKDC and the Bank. Krispy Kreme anticipates this promissory note will be converted into long-term financing following the restructuring of KKDC's existing credit facilities.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

         Exhibit No.           Description
         -----------           -----------

          2.1 Asset Purchase Agreement among Krispy Kreme Doughnut Corporation, North Texas Doughnuts, L.P., Greater DFW Doughnuts, Inc., Greater DFW Doughnuts, LLP, Arlington Doughnut Company, LLP, Grapevine Doughnut Company, LLP, Frisco Doughnut Company, LLP, Euless Doughnut Company, LLP, Old Towne Doughnut Company, LLP, Hulen St. Doughnut Company, LLP, Joseph A. McAleer, Jr., Steven D. Smith and John Orrell dated as of June 27, 2003.

          10.1 Promissory Note between Krispy Kreme Doughnut Corporation and Wachovia Bank, National Association dated as of June 30, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               KRISPY KREME DOUGHNUTS, INC.


Dated:  July 10, 2003          By: /s/ Randy S. Casstevens
                                   ------------------------------------
                                   Name:  Randy S. Casstevens
                                   Title: Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                 Description
-----------                 -----------

     2.1 Asset Purchase Agreement among Krispy Kreme Doughnut Corporation, North Texas Doughnuts, L.P., Greater DFW Doughnuts, Inc., Greater DFW Doughnuts, LLP, Arlington Doughnut Company, LLP, Grapevine Doughnut Company, LLP, Frisco Doughnut Company, LLP, Euless Doughnut Company, LLP, Old Towne Doughnut Company, LLP, Hulen St. Doughnut Company, LLP, Joseph A. McAleer, Jr., Steven D. Smith and John Orrell dated as of June 27, 2003.

     10.1 Promissory Note between Krispy Kreme Doughnut Corporation and Wachovia Bank, National Association dated as of June 30, 2003.

                                                                     Exhibit 2.1






================================================================================



                            ASSET PURCHASE AGREEMENT
                                      among
                       KRISPY KREME DOUGHNUT CORPORATION,
                          NORTH TEXAS DOUGHNUTS, L.P.,
                          GREATER DFW DOUGHNUTS, INC.,
                           GREATER DFW DOUGHNUTS, LLP,
                        ARLINGTON DOUGHNUT COMPANY, LLP,
                        GRAPEVINE DOUGHNUT COMPANY, LLP,
                          FRISCO DOUGHNUT COMPANY, LLP,
                          EULESS DOUGHNUT COMPANY, LLP,
                        OLD TOWNE DOUGHNUT COMPANY, LLP,
                        HULEN ST. DOUGHNUT COMPANY, LLP,
                             JOSEPH A. McALEER, JR.,
                                STEVEN D. SMITH,
                                       and
                                   JOHN ORRELL

                            Dated as of June 27, 2003



================================================================================



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                                TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE 1.
                           SALE AND PURCHASE OF ASSETS

1.1.     Sale and Purchase of Assets..........................................4
1.2.     Excluded Assets......................................................6
1.3.     Closing..............................................................6
1.4.     Purchase Price.......................................................6
1.5.     Assumption of Liabilities............................................7
1.6.     Closing Date Deliveries by Sellers...................................9
1.7.     Closing Date Deliveries by Krispy Kreme..............................9
1.8.     Escrow for Receivables..............................................10
1.9.     Further Assurances..................................................10
1.10.    Allocation of Purchase Price........................................11

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

2.1.     Representations and Warranties as to Sellers........................11
2.2.     Representations and Warranties of Krispy Kreme......................20

                                   ARTICLE 3.
                                CERTAIN COVENANTS

3.1.     Access and Information..............................................21
3.2.     Conduct of the Business.............................................21
3.3.     Efforts to Consummate Transaction...................................22
3.4.     Consents and Approvals; Releases....................................22
3.5.     Discharge of Excluded Liabilities...................................22
3.6.     Employee Matters....................................................22
3.7.     Tax Matters.........................................................24
3.8.     Transactional Tax Undertakings......................................24
3.9.     Property Taxes......................................................24
3.10.    Noncompetition......................................................24
3.11.    Confidentiality.....................................................26
3.12.    Krispy Kreme Payables...............................................27
3.13.    SCAP Program and Brand Fund.........................................27
3.14.    Acquisition of Additional Property..................................27

                                   ARTICLE 4.
                              CONDITIONS PRECEDENT

4.1.     Conditions to Obligations of Krispy Kreme...........................27

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4.2.     Conditions to Obligations of Sellers................................29

                                   ARTICLE 5.
                                   TERMINATION

5.1.     Grounds for Termination.............................................30
5.2.     Effect of Termination...............................................31

                                   ARTICLE 6.
                                 INDEMNIFICATION

6.1.     Indemnification by Sellers..........................................31
6.2.     Indemnification by Krispy Kreme.....................................32
6.3.     Survival Period.....................................................32
6.4.     Notice of Claims....................................................33
6.5.     Third Party Claims..................................................33

                                   ARTICLE 7.
                                  MISCELLANEOUS

7.1.     Survival............................................................34
7.2.     Expenses............................................................34
7.3.     Assignment; Successors; Parties in Interest.........................34
7.4.     Amendment and Modification..........................................35
7.5.     Access After Closing................................................35
7.6.     Bulk Sales Law......................................................35
7.7.     Notices.............................................................35
7.8.     Captions............................................................37
7.9.     Entire Agreement....................................................37
7.10.    Counterparts........................................................37
7.11.    Severability........................................................37
7.12.    Arbitration.........................................................37
7.13.    Schedules and Exhibits..............................................37
7.14.    Definitions.........................................................37
7.15.    Governing Law.......................................................42



Exhibits

Exhibit A -.......Escrow Agreement
Exhibit B -.......Bill of Sale, Assignment and Assumption Agreement
Exhibit C -.......Termination Agreement
Exhibit D -.......Opinion of Sellers' Counsel
Exhibit E -.......Opinion of Krispy Kreme's Counsel

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Schedules

Schedule 1.1(n)               Development and Franchise Rights
Schedule 1.2(g)               Excluded Assets
Schedule 1.4(a)(vi)           Accrued Vacation
Schedule 1.4(b)               Post-Closing Real Estate Work
Schedule 1.4(c)               Allocation to Sellers
Schedule 1.10                 Allocation of Purchase Price
Schedule 2.1.3                Conflicts, Consents - Sellers
Schedule 2.1.4                Financial Statements
Schedule 2.1.5(a)             Owned Real Property
Schedule 2.1.5(b)             Leased Real Property
Schedule 2.1.6                Personal Property
Schedule 2.1.7                Inventories
Schedule 2.1.8                Accounts Receivable
Schedule 2.1.9                Intellectual Property
Schedule 2.1.10               Material Agreements
Schedule 2.1.11               Certain Changes
Schedule 2.1.12               Insurance
Schedule 2.1.13               Litigation
Schedule 2.1.15               Compliance with Laws; Permits
Schedule 2.1.16               Tax Matters
Schedule 2.1.17               ERISA
Schedule 2.1.18               Labor Matters
Schedule 2.1.20               Environmental
Schedule 2.2.3                Conflicts, Consents - Krispy Kreme
Schedule 7.14                 Permitted Liens


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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is entered into as of June 27, 2003, by and among Krispy Kreme Doughnut Corporation, a North Carolina corporation ("KKDC"), North Texas Doughnuts, L.P., a Texas limited partnership ("KKLP") (KKDC and KKLP collectively, "Krispy Kreme"), Greater DFW Doughnuts, Inc., a Texas corporation ("Greater DFW, Inc."), Greater DFW Doughnuts, LLP, a Texas limited liability partnership ("Greater DFW, LLP"), Arlington Doughnut Company, LLP, a Texas limited liability partnership ("Arlington"), Grapevine Doughnut Company, LLP, a Texas limited liability partnership ("Grapevine"), Frisco Doughnut Company, LLP, a Texas limited liability partnership ("Frisco"), Euless Doughnut Company, LLP, a Texas limited liability partnership ("Euless"), Old Towne Doughnut Company, LLP, a Texas limited liability partnership ("Old Towne"), Hulen St. Doughnut Company, LLP, a Texas limited liability partnership ("Hulen St."), Joseph A. McAleer, Jr. ("McAleer"), Steven D. Smith ("Smith"), and John Orrell ("Orrell") (Greater DFW, Inc., Greater DFW, LLP, Arlington, Grapevine, Frisco, Euless, Old Towne, Hulen St., McAleer, Smith, and Orrell collectively, the "Sellers").



                              W I T N E S S E T H :

     WHEREAS, Sellers are engaged in the business of producing, distributing, and selling Krispy Kreme doughnuts and related products in certain markets in the State of Texas and Shreveport, Louisiana (the "Business"); and

     WHEREAS, Krispy Kreme desires to acquire and Sellers desire to sell, assign, and transfer to Krispy Kreme, substantially all of the assets and properties of the Business and certain franchise rights held by the Sellers in the State of Texas and Shreveport, Louisiana in exchange for the payment of cash and the assumption of certain liabilities by Krispy Kreme, all upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows (certain capitalized terms used in this Agreement are defined in Section 7.14 hereof):

                                   ARTICLE 1.
                           SALE AND PURCHASE OF ASSETS

     1.1. Sale and Purchase of Assets. Subject to all of the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Effective Time, Sellers shall sell, transfer, assign, convey, and deliver to Krispy Kreme, free and clear of all Liens (other than Permitted Liens), all right, title, and interest of Sellers in and to all of the assets and properties of every nature, kind, and description, tangible and intangible, whether real, personal, or mixed, whether contingent or otherwise, whether now existing or hereinafter acquired, whether or not reflected on Sellers' books, relating to the Business, excluding only the Excluded Assets, as the same may exist as of the Effective Time, (collectively, the "Assets"), including, without limitation, all right, title, and interest of Sellers in, to, and under:

          (a) All tangible assets relating to the Business, including all fixed assets, machinery, equipment, computers, terminals, computer equipment, telephones, telephone systems, furniture, office equipment, furnishings, vehicles, trucks, and storage units and any and all assignable warranties of third parties with respect thereto as set forth on Schedule 2.1.6;

          (b) All inventories of raw materials, supplies, work-in-process, finished products, goods, spare parts, replacement and component parts, office and other supplies, packaging materials, and similar items relating to the Business, including all mix, cups, ingredients, basket trays, display stands, and cleaning supplies;

          (c) All accounts receivable attributable to the Business;

          (d) All Intellectual Property relating to the Business, all goodwill associated therewith, and all royalties (or claims relating thereto) due and owing to Sellers with regard thereto;

          (e) All computer hardware and, to the extent transferable by Sellers without payment of additional royalties or fees, software owned, used, or held for use in the conduct of the Business and any and all files and data relating to the Business contained on such software;

          (f) All customer lists, customer data, e-mail directories, and other customer information relating to the Business;

          (g) All contracts, arrangements, licenses, leases, and other agreements relating to the Business, including, without limitation, any right to receive payment pursuant to such contracts, arrangements, licenses, leases, and other agreements;

          (h) All of the personal property leases listed on Schedule 2.1.6;

          (i) To the extent transfer is permitted by Applicable Law, all licenses, permits, and orders issued by any Governmental Authority with respect to the conduct of the Business, including, without limitation, those listed on Schedule 2.1.15;

          (j) All credits, prepaid rentals, and other prepaid expenses, deferred charges, advance payments, security deposits, and prepaid items relating to the Business;

          (k) Copies of all books, records, files, invoices, databases, computer programs (to the extent transferable by Sellers without payment of additional royalties or fees), manuals and other materials (in any form or medium) relating to the Business or otherwise necessary to continue the Business as currently operated, including, without limitation, product specifications, drawings, distribution lists, sales and promotional materials, personnel records of Hired Employees, research and development records, accounting records, sales order files, and supplier lists;

          (l) The Petty Cash Reserves at the Sellers' doughnut stores;

          (m) All goodwill of the Business; and

          (n) The development and franchise rights from Krispy Kreme for the territories in the States of Texas and Louisiana as shown on Schedule 1.1(n).

     1.2. Excluded Assets. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Sellers will retain and not transfer, and Krispy Kreme will not purchase or acquire, the following (collectively, the "Excluded Assets"):

          (a) The Material Agreements designated by Krispy Kreme on Schedules 2.1.5, 2.1.6 or 2.1.10 or as Excluded Liabilities;

          (b) Any of Sellers' claims for any federal, state, or local tax refunds or credits, including personal property tax refunds or credits related to the Assets related to periods prior to the Effective Time;

          (c) The Plans, the assets related thereto, and any records related thereto;

          (d) All cash and cash equivalents attributable to the Business prior to the Effective Time, other than Petty Cash Reserves at the Sellers' doughnut stores;

          (e) Sellers' rights and interests under this Agreement;

          (f) The minute book and company records of Sellers; and

          (g) The items listed on Schedule 1.2(g).

     1.3. Closing. Subject to the satisfaction or waiver of all respective conditions to the parties' obligations to close, the purchase and sale of the Assets and the assumption of the Assumed Liabilities contemplated hereby (the "Closing") shall be consummated at the offices of Kilpatrick Stockton LLP in Winston-Salem, North Carolina on June 27, 2003, or at such other place, time, or date as the parties hereto may agree in writing (the "Closing Date"), to be effective as of 12:01 a.m. on June 30, 2003 (the "Effective Time"). In the event that all conditions to Closing are not satisfied by June 27, 2003, Krispy Kreme shall have the right to extend the Closing Date until the satisfaction of all conditions to Closing, but in no event for longer than sixty (60) days. The parties agree that all risk of loss or damage to the Assets shall be borne by Sellers prior to the Effective Time, and shall pass to Krispy Kreme at the Effective Time.

     1.4. Purchase Price.

     (a) The purchase price to be paid to Sellers for the sale, transfer, and conveyance of the Assets (the "Purchase Price") shall be:

          (i) Sixty-Five Million Eight Hundred Thousand Dollars ($65,800,000) payable in cash or other immediately available funds (the "Cash Purchase Price"); plus

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

          (ii) An amount equal to the book value as of the Effective Time of Seller's accounts receivable, payable in cash or other immediately available funds (the "Accounts Receivable Amount"); plus

          (iii) An amount equal to the book value as of the Effective Time of Seller's inventory, payable in cash or other immediately available funds, as reduced for any items of inventory which are obsolete or unusable as determined by Krispy Kreme in its reasonable discretion consistent with Krispy Kreme's historical inventory accounting practices (the "Inventory Amount"); plus

          (iv) The amount of Petty Cash Reserves, payable in cash or other immediately available funds (the "Petty Cash Amount"); plus

          (v) The assumption of the Assumed Liabilities.

     (b) A portion of the Cash Purchase Price equal to $10,000,000 shall be deposited at Closing in an escrow account and subject to the terms of an escrow agreement substantially similar to the form attached hereto as Exhibit A (the "Escrowed Purchase Price"). A portion of the Escrowed Purchase Price equal to $6,000,000 ("Indemnification Escrow") will be used to reimburse Krispy Kreme for the satisfaction of any indemnification claims by Krispy Kreme pursuant to the terms of Article 6. The remaining portion of the Escrowed Purchase Price of $4,000,000 (the "Real Estate Escrow") shall be used to reimburse Krispy Kreme if the post-closing real estate work described in Schedule 1.4(b) results in a breach of Sellers' representations and warranties provided herein and creates a claim for indemnification by Krispy Kreme pursuant to Article 6. Upon completion of all real estate work described in Schedule 1.4(b), and payment of any claims by Krispy Kreme resulting from the post-closing real estate work, any remaining funds of the Real Estate Escrow will be immediately released and paid to Sellers. If no indemnification claims are raised by Krispy Kreme, One Million Dollars ($1,000,000) of the Indemnification Escrow will be disbursed to Sellers each month following the Effective Time until the entire Indemnification Escrow has been disbursed, such monthly disbursements being made on the last day of each month following the Effective Time (or the next business day if such date is not a business day), beginning on July 31, 2003.

     (c) Any payments of the Purchase Price to Sellers shall be allocated among the Sellers in the manner described in Schedule 1.4(c).

     1.5. Assumption of Liabilities.

     (a) At the Effective Time, Krispy Kreme shall assume and agree to discharge all of the following obligations with respect to the Business in accordance with their respective terms, but only to the extent that such obligations do not constitute Excluded Liabilities (the "Assumed Liabilities"):

          (i) Any and all liabilities, obligations, and commitments arising out of the Material Agreements, excluding, however, (A) any obligation or liability for breach thereof occurring prior to the Effective Time; and (B) any Material Agreements designated by Krispy Kreme on Schedules 2.15, 2.16, or 2.1.10 as Excluded Liabilities;

          (ii) All obligations and liabilities accruing, arising out of, or relating to Krispy Kreme's operation and use of the Assets from and after the Effective Time; and

          (iii) Accrued vacation benefits for the Hired Employees as described on Schedule 1.4(a)(vi).

     (b) Notwithstanding any provision of this Agreement to the contrary, Krispy Kreme will not assume any liabilities, obligations, or commitments of Sellers relating to or arising out of the operation of the Business or the ownership of the Assets other than the Assumed Liabilities, and all such other liabilities, obligations, and commitments shall be retained by Sellers (the "Excluded Liabilities"). Without limiting the generality of the foregoing, none of the following shall be Assumed Liabilities for purposes of this Agreement:

          (i) All trade accounts payable;

          (ii) All accrued payroll, accrued employee benefits, including accrued vacation and sick leave and accrued post retirement and post employment benefits, and all other accrued expenses relating to the Business (except for such portion of accrued vacation assumed by Krispy Kreme pursuant to
     Section 1.5(a)(iii));

          (iii) Any and all liabilities, obligations, and commitments arising out of the Material Agreements designated by Krispy Kreme on Schedules 2.15, 2.16, or 2.1.10 as Excluded Liabilities;

          (iv) Subject to Section 3.9, any and all Taxes (whether pursuant to existing laws and regulations or laws and regulations subsequently enacted by any Governmental Authority) which arise from (A) the operation of the Business prior to and including the Effective Time; (B) the ownership of the Assets prior to and including the Effective Time; or (C) the consummation of the transactions contemplated herein;

          (v) Any and all costs, expenses, liabilities, or obligations incurred by Sellers incident to the negotiation and preparation of this Agreement and their performance and compliance with the agreements and conditions contained herein;

          (vi) Any and all divisional intergroup or intercompany payables and other liabilities of the Business to Sellers or any of their affiliates;

          (vii) Any liabilities or obligations relating to any Environmental Damages, whether or not disclosed in any schedule to this Agreement or otherwise known to Krispy Kreme;

          (viii) Any liability for the unpaid Taxes of any Person under Reg. 1.1502-6 of the Code (or any other similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise;

          (ix) Any liabilities or obligations for borrowed money or evidenced by bonds, debentures, notes, drafts, or similar instruments;

          (x) Any liabilities or obligations relating to employees of the Business while employed by Sellers;

          (xi) Any WARN Act obligations of Sellers with respect to employees of the Business, whether arising prior to or after the Effective Time as a result of the consummation of the transactions described herein;

          (xii) All liabilities or obligations relating to any claims by employees of the Business, whether pending as of the Effective Time or arising after the Effective Time, due to acts, alleged acts, or omissions of Sellers occurring prior to the Effective Time under any federal labor or employment laws or state laws relating to or arising out of the employment relationship or the termination thereof, including, without limitation, any claims under the National Labor Relations Act, Fair Labor Standards Act, Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, Americans with Disabilities Act, Age Discrimination in Employment Act, and the Civil Rights Act of 1866 and 1970;

          (xiii) All liabilities or obligations relating to any of the Plans;

          (xiv) Any liabilities or obligations with respect to any pending or threatened actions, suits, proceedings, or possible claims in any way relating to the conduct of the Business prior to the Effective Time, including any such matters disclosed on Schedule 2.1.13 and without regard to whether any such actions, suits, proceedings, or possible claims are described on Schedule 2.1.13;

          (xv) Any liabilities, costs, and expenses relating to termination of any Material Agreement by Sellers in connection with the consummation by Sellers of the transactions contemplated hereby;

          (xvi) Any and all liabilities, obligations, and commitments to customers relating to Returns; and

          (xvii) Any liabilities or obligations relating to the Excluded Assets.

     1.6. Closing Date Deliveries by Sellers. On the Closing Date, Sellers shall deliver or cause to be delivered to Krispy Kreme all of the documents, instruments, and opinions required to be delivered by Sellers pursuant to
Section 4.1.

     1.7. Closing Date Deliveries by Krispy Kreme. On the Closing Date, Krispy Kreme shall deliver to Sellers all of the documents, instruments and opinions required to be delivered by Krispy Kreme pursuant to Section 4.2. On the day of the Effective Time, Krispy Kreme shall pay Sellers the Cash Purchase Price plus the Petty Cash Amount and less the Escrowed Purchase Price by wire transfer or some other form of immediately available funds to such accounts as directed by Sellers and as allocated among the Sellers as indicated on Schedule 1.4(b). The Escrowed Purchase Price shall be deposited in an escrow account as described in Section . No later than two (2) business days following the Effective Time, the parties hereto shall agree on Accounts Receivable Amount and Inventory Amount as of the Effective Time. The aggregate amount of such Accounts Receivable Amount and Inventory Amount (less an amount equal to 15% of the Accounts Receivable Amount which shall be deposited in an escrow account as described in Section 1.8) shall be paid to Sellers by wire transfer or some other form of immediately available funds to such accounts as directed by Sellers and as allocated among the Sellers as indicated on Schedule1.4(c). Such payments of the Purchase Price by Krispy Kreme as described herein may be adjusted as required by the terms of this Agreement, which adjustments may include, if applicable: (a) reductions to pay in full any and all amounts due by Sellers to Krispy Kreme as of the Effective Time, as required by Section 3.12; and (b) adjustments for prorated property taxes and assessments as of the Effective Time, as required by Section 3.9. If all amounts due by Sellers to Krispy Kreme are not capable of being determined by the Effective Time (such as royalties payable), Sellers shall pay such amounts to Krispy Kreme no later than two (2) days following determination of such amounts.

     1.8. Escrow for Receivables. As provided in Section 1.7, a portion of the Purchase Price equal to 15% of Accounts Receivable Amount as of the Effective Time shall be deposited in a separate escrow account and subject to the terms of an escrow agreement substantially similar to the form attached hereto as Exhibit
A. These funds held in the escrow account will be used to reimburse Krispy Kreme for the amount of any of Sellers' accounts receivable not collected within ninety (90) days of Closing (the "Collection Deadline"). For any accounts receivable not collected by the Collection Deadline, Krispy Kreme will first be reimbursed from the funds held in the escrow account. In the event the amount of uncollected accounts receivable as of the Collection Deadline exceeds the amount held in the escrow account, the Sellers shall remit such excess to Krispy Kreme no later than five (5) business days following the Collection Deadline. In the event the amount of uncollected accounts receivable as of the Collection Deadline is less than the amount held in the escrow account, the remaining balance in the escrow account, after payment of any amount due Krispy Kreme pursuant to this Section 1.8 shall be remitted to Sellers. Krispy Kreme agrees to make reasonable commercial efforts to collect the accounts receivable within the Collection Deadline, but will not be required to institute collection actions. Any accounts receivable which are not collected by the Collection Deadline and for which Sellers reimburse Krispy Kreme, from the escrow account or otherwise, will be assigned by Krispy Kreme to Sellers and Sellers shall have the right to collect the same.

     1.9. Further Assurances. On the Closing Date, Sellers shall deliver to Krispy Kreme such other bills of sale, deeds, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Krispy Kreme and its counsel, as Krispy Kreme may reasonably request or as may be otherwise reasonably necessary to vest in Krispy Kreme all right, title, and interest of Sellers in, to, or under all of the Assets. From and after the Effective Time, Sellers shall take all steps as may be reasonably necessary to put Krispy Kreme in actual possession and control of all the Assets. From time to time following Closing, the parties shall execute and deliver, or cause to be executed and delivered, to each other such other instruments and documents as may be reasonably requested or as may be otherwise reasonably necessary to consummate the transactions contemplated hereunder. Notwithstanding anything in this Section 1.9 to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, or other commitment included in the Assets if an attempted assignment thereof without the consent of a third party thereto or Governmental Authority would constitute a breach thereof or a violation of Applicable Law. If any such consent shall not be obtained or if any attempted assignment would be ineffective, Sellers shall cooperate to the extent permitted by law with Krispy

Kreme in any other reasonable arrangement designed to provide to Krispy Kreme the benefits of any such license, certificate, approval, authorization, agreement, contract, lease, or other commitment.

     1.10. Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth on Schedule 1.10. The parties agree that such allocation is a fair and reasonable allocation of the Purchase Price, and the parties shall file all applicable tax returns and reports (including IRS Form 8594 issued pursuant to Section 1060 of the Code) in accordance with and based upon such allocation and shall not take any position in any tax return or report, or any tax proceeding or audit, that is inconsistent with such allocation.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties as to Sellers. Sellers, jointly and severally, represent and warrant to Krispy Kreme as of the date hereof as follows:

     2.1.1 Existence. Greater DFW, Inc., Greater DFW, LLP, Arlington, Grapevine, Frisco, Euless, Old Towne, and Hulen St. are either corporations or limited liability partnerships, as applicable, duly organized, validly existing, and in good standing under the laws of the State of Texas and have all requisite power and authority to own, lease, and operate their respective properties and to carry on their respective businesses as presently conducted. Each of Greater DFW, Inc., Greater DFW, LLP, Arlington, Grapevine, Frisco, Euless, Old Towne, and Hulen St. is duly qualified and in good standing as a foreign entity duly authorized to do business in all jurisdictions in which the failure to be so qualified would have a Material Adverse Effect.

     2.1.2 Authorization. Sellers have full power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Sellers. This Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms. The other agreements and instruments to be executed by Sellers in connection with this Agreement, when executed and delivered by Sellers, will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

     2.1.3 Conflicts, Consents.

          (a) Except as set forth on Schedule 2.1.3 and as may be required under the HSR Act, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in the manner contemplated hereby will not (x) result in the creation of any Lien upon any of the Assets; or (y) conflict with or result in any violation of or default under (or any event that, with notice or lapse of time or both, would constitute a default under), require any consent, notice, or other action under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any provision of (i) the Certificate of Incorporation, Bylaws, Certificate of Limited Partner-ship, Partnership Agreement, or similar governing document of any Seller,
     (ii) any mortgage, indenture, loan agreement, note, bond, deed of trust, or other agreement, commitment, or obligation for the borrowing of money or the obtaining of credit, lease, or other agreement, contract, license, franchise, permit, or instrument to which any Seller is a party or by which any Seller or its properties may be bound, or (iii) any judgment, order, decree, law, statute, rule, or regulation applicable to any Seller or any of the Assets.

          (b) Except as set forth on Schedule 2.1.3, no consent, approval, authorization, permit, order, filing, registration, or qualification of or with any Governmental Authority or third Person is required to be obtained by Sellers (whether under Applicable Law, pursuant to agreements to which Sellers are parties, or otherwise) in connection with the execution and delivery of this Agreement or the consummation by Sellers of the transactions contemplated hereby in the manner contemplated hereby.

     2.1.4 Financial Information, Material Adverse Change, Undisclosed Liabilities.

          (a) Sellers have delivered to Krispy Kreme audited combined balance sheets, combined statements of income, changes in partners' capital and cash flows for the Business for the year ended December 31, 2002 (the "Financial Statements"). The Financial Statements are set forth on Schedule
     2.1.4. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated, are accurate and complete in all material respects, and present fairly the results of operations of the Business for the period indicated.

          (b) Except as disclosed on Schedule 2.1.4, since December 31, 2002, there has been no Material Adverse Change.

          (c) Sellers have no liabilities or obligations arising out of or relating to the Business, secured or unsecured (whether absolute, accrued, known or unknown, contingent, or otherwise, and whether due or to become due) except (x) as disclosed on Schedule 2.1.4, and (y) nonmaterial current liabilities incurred since December 31, 2002 in the ordinary course of business consistent with past practice.

     2.1.5 Real Property. Sellers own good and marketable title in fee simple to the underlying land and buildings described on Schedule 2.1.5(a) (the "Owned Real Property"). Schedule 2.1.5(b) sets forth all leasehold interests in real property related to the Business held by Sellers at the Closing Date (the "Leased Real Property"). Sellers have in all material respects performed all obligations required to be performed by Sellers to the date hereof under such leases and possess and quietly enjoy the premises under such leases. The Owned Real Property and the Leased Real Property (Owned Real Property and Leased Real Property, collectively, the "Real Property"), including the buildings and operations of Sellers conducted thereon, are in material compliance with all applicable ordinances, regulations, and zoning laws, do not encroach on the property of others, are not subject to any Liens of any nature whatsoever, or to any easements, encroachments, building or use restrictions, exceptions, reservations, or limitations that in any material respect interfere or impair the present and continued use thereof in the usual and normal conduct of the Business. The Real Property is properly zoned for the uses now being made of it, including the production, distribution, and sale of doughnuts and related products at retail and wholesale. Sellers have not received any notice of any violation or alleged violation of any applicable zoning regulation, ordinance, or other Applicable Law relating to the operation of the Business at the Real Property, and Sellers know of no such violation. Sellers have not received any notice of any pending or threatened condemnation proceedings related to the Real Property, and Sellers know of no such pending or threatened proceedings. There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person other than Sellers the right to acquire, use, or occupy any portion of the Real Property.

     2.1.6 Personal Property. Schedule 2.1.6 sets forth all machinery, equipment, furniture, and all other items of tangible personal property (other than inventory and Excluded Assets) (the "Personal Property Assets") utilized by Sellers in connection with the Business as presently conducted and all leases and agreements associated therewith. Sellers have good and marketable title to, and own free and clear of any Liens, except for Permitted Liens, all such Personal Property Assets, including, without limitation, all personal property reflected on Schedule 2.1.6. The Personal Property Assets comprise all assets, other than the Excluded Assets, required for the continued conduct of the Business by Krispy Kreme as presently conducted. Except as disclosed on Schedule 2.1.6, the Personal Property Assets are in all material respects adequate for the purposes for which such Personal Property Assets are currently used or are held for use and are in reasonably good repair and operating condition (subject to normal wear and tear and ordinary routine maintenance and repair needs consistent with past practice). There are no facts or conditions affecting the Personal Property Assets that could, individually or in the aggregate, interfere in any material respect with the continued use thereof in the usual and normal conduct of the Business. Schedule 2.1.6 sets forth a true and complete list of all convenience stores, grocery stores, and other locations where doughnut cases and signs owned by Sellers are located, the street addresses of such stores, and the number and type of doughnut cases and signs at each store.

     2.1.7 Inventories. The inventories of the Business are fit and sufficient in all material respects for the purposes for which they were purchased or manufactured, except as set forth on Schedule 2.1.7 and for obsolete items and below-standard quality items that have been written off or written down to net realizable value on the books of the Business in accordance with generally accepted accounting principles applied on a consistent basis. The values shown for inventories on the books of the Business reflect the normal inventory policy of Sellers (including the writing down or reserving of the value of slow-moving or obsolete inventory of below-standard quality to estimated net realizable market value in accordance with generally accepted accounting principles consistently applied) at the lower of cost or market and are not in excess of the value of such inventories computed in accordance with generally accepted accounting principles applied on a consistent basis. Sellers own the inventories of the Business free and clear of any Liens.

     2.1.8 Accounts Receivable. Sellers have delivered to Krispy Kreme a true and complete list of all receivables arising out of or relating to the Business and an aging of such accounts receivable as of the close of business on May 31, 2003. Promptly after the Effective Time, Sellers shall deliver to Krispy Kreme a true and complete list of all receivables arising out of or relating to the Business and an aging of such accounts receivable as of the Effective Time. Except as disclosed on Schedule 2.1.8, all accounts receivable of Sellers relating to the Business or the Assets (i) arose from bona fide sales of goods or services in the ordinary course of busi-ness and consistent with past practice and are valid claims enforceable against the account debtor, (ii) are owned free and clear of any Liens, and (iii) are accurately and fairly reflected on the listing prepared by Sellers and delivered to Krispy Kreme.

     2.1.9 Intellectual Property. Schedule 2.1.9 contains a list of all Intellectual Property. Except as set forth on Schedule 2.1.9, no third party is engaged in any activity that constitutes an infringement of any Intellectual Property. Except as set forth on Schedule 2.1.9, there are no claims or proceedings pending or, to the Knowledge of Sellers, threatened against Sellers asserting that Sellers have, are, or were infringing any patent, trademark, trade name, or other intellectual property rights of any other Person in connection with the operation of the Business.

     2.1.10 Material Agreements.

     (a) Except for the contracts, franchises, agreements, plans, leases, and licenses described on Schedule 2.1.10, Sellers are not a party to or subject to:

          (i) any written employment contract or any other written or oral agreement or arrangement relating to compensation or severance payments with any Seller Personnel;

          (ii) any plan, contract, or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or other benefits for any Seller Personnel;

          (iii) any contract or agreement with any labor union relating to the Business;

          (iv) any lease relating to the Business which involves annual payments in excess of $10,000 or any lease which is of more than six months in duration;

          (v) any contract or agreement for the purchase of any materials, services, or supplies relating to the Business which involves annual payments in excess of $10,000 or any such contract or agreement of more than six months in duration;

          (vi) any contract or agreement for the purchase of equipment or any construction or other contract or agreement relating to the Business which involves annual payments in excess of $10,000 or any such contract or agreement of more than six months in duration;

          (vii) any contract or agreement for the sale of products or services of the Business, including any contract with any convenience store or grocery store;

          (viii) any contract or agreement with an agent, sales representative, dealer, or other distributor of products of the Business;

          (ix) any contract or agreement relating to the Business containing covenants materially limiting the freedom of the Business (or any key employee of the Business) to compete in any line of business or with any Person;

          (x) any guarantee of the obligations of customers, distributors, suppliers, Seller Personnel, affiliates, or others with respect to the Business;

          (xi) any contract relating to the Business not made in the ordinary course of business consistent with past practice; or

          (xii) any contract or agreement relating to the Business, not of the type covered by any of the other items of this Section 2.1.10, which by its terms does not terminate, or is not terminable, by and without penalty to, Sellers within thirty (30) days of the date hereof and which involves the payment or receipt by Sellers of $10,000 in value in any one year.

     (b) Except as set forth on Schedule 2.1.10, Sellers have delivered to Krispy Kreme correct and complete copies of all Material Agreements, all such Material Agreements are valid and in full force and effect, and neither Sellers, nor, to the Knowledge of Sellers, any other party to any of the Material Agreements has breached any material provision of or is in default in any material respect under the terms of any Material Agreement. Schedule 2.1.10 identifies each Material Agreement which is or might be terminable by any other party upon the sale of substantially all the Assets or occurrence of any of the other transactions contemplated by this Agreement.

     2.1.11 Absence of Certain Changes. Except as set forth on Schedule 2.1.11, since December 31, 2002, Sellers have not with respect to the Business:

     (a) mortgaged, pledged, or subjected to any Lien any of the Assets, except for Permitted Liens;

     (b) acquired or disposed of any material assets or properties or entered into any agreement or other arrangement for any such acquisition or disposition, except for inventory or replacements of obsolete or defective equipment in the ordinary course of business consistent with past practice;

     (c) entered into, amended, or terminated any Material Agreement;

     (d) (i) increased the wages, salaries, compensation, pension, or other benefits payable to any Seller Personnel other than in accordance with the normal compensation and benefit policies of Sellers consistent with past practice, (ii) granted any severance or termination pay to any Seller Personnel,
(iii) entered into any employment, severance, or consulting agreement or arrangement with any Seller Personnel, (iv) changed any benefit plan or labor agreement relating to any Seller Personnel except to comply with Applicable Law, or (v) granted, made, or accrued, contingent or otherwise, any bonus, incentive compensation, service award, or other like benefit to or to the credit of any Seller Personnel;

     (e) suffered any damage, destruction, or loss (whether or not covered by insurance) affecting the Assets that could reasonably be expected to have a Material Adverse Effect;

     (f) suffered any strike or other labor trouble affecting the Business;

     (g) suffered or experienced any change in relations with or loss of any Seller Personnel or customers of the Business that could reasonably be expected to have a Material Adverse Effect;

     (h) become aware of any circumstances that might create the potential for the Business to lose customers (whether off-premises customers or otherwise), which loss of customers could reasonably be expected to have a Material Adverse Effect;

     (i) changed any pricing practices, method of accounting, or accounting practice or policy of Sellers;

     (j) conducted the Business other than in the ordinary course consistent with past practice;

     (k) settled or compromised any claim, suit, or cause of action involving more than $10,000;

     (l) materially altered its collection practices with respect to accounts receivable, including any practice which has had the effect of accelerating the recording and billing of accounts receivable;

     (m) made any capital expenditures or commitments therefor outside the ordinary course of business in excess of $10,000; or

     (n) agreed to do any of the foregoing.

     2.1.12 Insurance. The Assets are insured under the various policies of general liability and other forms of insurance set forth on Schedule 2.1.12. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policies has been received by Sellers. Sellers will maintain such policies through the Effective Time.

     2.1.13 Litigation. Except as set forth on Schedule 2.1.13, there is no action, suit, proceeding, claim, arbitration, grievance, or investigation pending or, to the Knowledge of Sellers, threatened against or affecting the Business or the Assets or which would prevent, hinder, or delay the consummation of the transactions contemplated hereby or which could impose any liability, cost or expense on Krispy Kreme, nor is any Seller aware of any basis for any such action, suit, proceeding, claim, arbitration, grievance, or investigation which would have a Material Adverse Effect or which would prevent, hinder, or delay the consummation of the transactions contemplated hereby or which could impose any liability, cost or expense on Krispy Kreme.

     2.1.14 No Judgments or Orders. With respect to the Business, Sellers are not parties to or subject to any judgment, order, or decree entered in any action or proceeding brought by any Governmental Authority or any other party either enjoining any of them in respect of any business practice or the conduct of business in any area or the acquisition of any property or which otherwise has had or could have a Material Adverse Effect.

     2.1.15 Compliance with Laws, Permits.

     (a) The Sellers are not in violation of any Applicable Laws with respect to the Business, the violation of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 2.1.15, Sellers have not received any notice to the effect that, or otherwise been advised that, Sellers are not in compliance with any Applicable Law and, to the Knowledge of Sellers, there are no presently existing circumstances that are likely to result in any violation of any Applicable Law, which could, in any one case or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     (b) All material permits, governmental licenses, orders, registrations, and other approvals of all federal, state, local, and foreign governmental and regulatory bodies with respect to the conduct of the Business have been obtained by Sellers, are set forth on Schedule 2.1.15, and are in full force and effect, and there has been neither any material violation, suspension, or cancellation thereof nor, to the Knowledge of Sellers, any basis for any such claim. Except as disclosed on Schedule 2.1.15, the consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension, or limitation of any such governmental license or permit, nor will there be required (i) any consent of any issuing authority, or (ii) any fees, expenses, or Taxes relating to the transfer or assignment of such permits or licenses as a result of the consummation of the transactions contemplated hereby.

     2.1.16 Tax Matters. With respect to the Business, Sellers have correctly prepared and timely filed all federal, foreign, state, and local tax returns and other tax reports required to be filed by Sellers and have timely paid, or, with respect to current taxes not yet due and payable, set up an adequate reserve on the books of Sellers for the payment of, all federal, foreign, state, and local income taxes and all other taxes (including, without limitation, all franchise, gross receipts, license, property, sales, use, excise, intangible, severance, stamp, occupation, environmental, social security, withholding, employment, unemployment and payroll taxes, and interest or penalties thereon, and all such other taxes along with all federal, foreign, state, and local income taxes being defined collectively as "Taxes") that have become due and payable by them, whether or not such Taxes are shown on any tax return, and have set up an adequate reserve on the books of Sellers for the payment of all Taxes payable by Sellers in respect of the period subsequent to the last of such periods. All such returns are true, complete, and correct. Sellers are not delinquent in the payment of any Taxes with respect to the Business, have not waived any statute of limitations with respect to any such Taxes, and have not requested or agreed to any extension of time within which to file any tax return or report or with respect to a tax assessment or deficiency relating to the Business. No deficiencies for Taxes with respect to the Business have been assessed or asserted and Sellers do not know of any unresolved questions or claims concerning the tax liability of Sellers with respect to the Business. There is no pending or, to the Knowledge of Sellers, threatened examination or audit by the Internal Revenue Service or any state taxing authorities of any tax returns relating to the Business. No claim has ever been made by any Governmental Authority in any jurisdiction where Sellers do not file tax returns that Sellers are or may be subject to that jurisdiction. Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Seller Personnel, creditor, or other third party. Except as set forth on Schedule 2.1.16, (i) the Business has never been audited by any taxing authority, (ii) Sellers are not and have not previously been parties to a tax allocation or sharing agreement and have not otherwise assumed any liability for

Taxes of any third party, including as a transferee or successor, and (iii) Sellers have not ever been (nor do they have any liability for unpaid taxes, whether under Section 1.1502-6 of the Treasury regulations or otherwise, because they were) members of an affiliated group within the meaning of Section 1504(a) of the Code or any unitary, affiliated, or similar group for state, local, or foreign tax purposes. No Liens exist or will exist, immediately following Closing, on the Assets that relate to or are attributable to any Taxes.

     2.1.17 Compliance with ERISA. Schedule 2.1.17 sets forth a complete list of each "employee benefit plan," as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") regardless of whether such plan is subject to ERISA, and each bonus, deferred, or incentive compensation, stock purchase, stock option, severance, and termination pay plan or program that is maintained or contributed to by Sellers for the benefit of Seller Personnel (the "Plans"). Sellers have delivered to Krispy Kreme correct and complete copies of each of the Plans. Each Plan has been administered and operated in compliance with its terms and the applicable requirements of ERISA and the Code, including the requirement to file an annual report. There are no pending or, to the Knowledge of Sellers, threatened claims of any Seller Personnel against or otherwise involving any of the Plans (other than routine claims for benefits). Schedule 2.1.17 contains a complete and accurate list of
(a) all claims made under any Plan involving hospitalization, medical, or dental care claims that have exceeded $5,000 per year for an individual since January 1, 2002; and (b) all known illnesses, injuries or conditions that are reasonably expected to lead to hospitalization, medical, or dental care claims under any Plan in excess of $5,000 in 2003 or future years.

     2.1.18 Labor Matters.

     (a) Sellers have delivered to Krispy Kreme a complete and current list of all present employees, consultants, and sales representatives employed or engaged by Sellers in the Business, and Schedule 2.1.18 sets forth a complete and current list of each such employee who earns $50,000 or more in base salary, setting forth each such employee's base salary, any bonus received by him or her in the past twelve (12) months ended December 31, 2002, his or her current remuneration, the amount of any increase in salary, perquisite, fringe benefit, or other compensation since December 31, 2002, and a description of all perquisite and fringe benefits he or she receives or is eligible to receive.

     (b) No Seller is a party to any collective bargaining agreement with any labor union or similar organization relating to the Business, nor does any Seller have Knowledge of any such organization that represents or claims to represent any employees of the Business or is currently seeking to represent or organize the employees of the Business. There has not occurred any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, or other labor difficulty relating to the Business. There are no labor disputes currently subject to any grievance procedure, arbitration, or litigation and there is no representation petition pending or threatened with respect to any employee of the Business. Sellers have complied with all Applicable Law pertaining to the employment of employees of the Business, including, without limitation, all such laws relating to labor relations, equal employment, fair employment practices, entitlements, prohibited discrimination, and other similar employment practices and acts, except for any failure to comply that, individually or together with all such other failures, has not had or resulted in and could not reasonably be expected to have or result in a Material Adverse Effect.

     2.1.19 Questionable Payments. Neither any Seller or, to the Knowledge of Sellers, any Seller Personnel or other Persons associated with or acting on behalf of Sellers has with respect to the Business (a) used any company funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees from company funds, (c) established or maintained any unlawful or unrecorded fund of company moneys or other assets, (d) made any false or fictitious entries on the books of account of Sellers, (e) made or received any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or (f) made any other material payment, favor, or gift related to the assets or operations of the Business that is illegal.

     2.1.20 Environmental. Except as disclosed on Schedule 2.1.20:

          (a) Sellers are in compliance, and Sellers at all times have complied in all material respects, with all Environmental, Health, and Safety Requirements of Law applicable to the operation of the Business and the Real Property, including, without limitation, the treatment, remediation, removal, transport, storage, and disposal of any Contaminant;

          (b) To the Knowledge of Sellers, all Real Property is in compliance, and has at all times been in compliance in all material respects, with all Environmental, Health, and Safety Requirements of Law applicable to it;

          (c) Sellers have obtained, as required by Environmental, Health, or Safety Requirements of Law to obtain, all environmental, health, and safety permits, consents, licenses, and other authorizations (collectively, "EHS Permits") necessary for the operation of the Business, all such EHS Permits are in good standing, and Sellers are currently in compliance in all material respects with all terms and conditions of such EHS Permits. No material change in the facts or circumstances reported or assumed in the applications for or the granting of such EHS Permits exists. To the Knowledge of Sellers, there are no proceedings threatened that would jeopardize the validity of any EHS Permit;

          (d) Sellers are not subject to any judicial or administrative proceeding, notice, order, judgment, decree, or settlement or, to the Knowledge of Sellers, any investigation alleging or addressing in connection with the Business: (i) any violation of any Environmental, Health, or Safety Requirements of Law, (ii) any Remedial Action, or (iii) any claims, liabilities, or costs arising from the Release or threatened Release of any Contaminant;

          (e) Sellers have not transported or arranged for the transport of any Contaminant to any site in connection with the Business which is not in material compliance with the applicable Environmental, Health, and Safety Requirements of Law;

          (f) Sellers have no liability, have not received, and are not otherwise aware of any notice, claim, or other communication alleging liability on the part of Sellers for the material violation of any Environmental, Health, or Safety Requirements of Law, for Environmental Damages, or for the Release or threatened Release of any Contaminant in connection with the Business, whether or not corrected to the satisfaction of the appropriate authority; and

          (g) Sellers have delivered to Krispy Kreme true and correct copies of each environmental report, audit, test, investigation, study, review, assessment and analyses (collectively, the "Environmental Reports") prepared by, or on behalf of or that is in the possession of Sellers with respect to the Business or the Real Property.

     2.1.21 Brokers, Finders. Sellers have not retained any broker or finder in connection with the transactions contemplated hereby so as to give rise to any claim against Krispy Kreme for any brokerage or finder's commission, fee, or similar compensation.

     2.1.22 Disclosure. This Agreement, the schedules hereto, and the certificates and other documents furnished by Sellers to Krispy Kreme pursuant hereto, taken as a whole, do not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     2.2. Representations and Warranties of Krispy Kreme. Krispy Kreme represents and warrants to Sellers as of the Closing Date and as of the date hereof as follows:

     2.2.1 Corporate Status. KKDC is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently conducted and as will be conducted following the consummation of the transactions contemplated by this Agreement. KKLP is a newly formed Texas limited partnership, formed solely for the purpose of acquiring certain of the Assets.

     2.2.2 Authorization. Krispy Kreme has full power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Krispy Kreme. This Agreement has been duly executed and delivered by Krispy Kreme and constitutes the legal, valid, and binding obligation of Krispy Kreme enforceable against it in accordance with its terms. The other agreements and instruments to be executed by Krispy Kreme in connection with this Agreement, when executed and delivered by Krispy Kreme, will constitute the legal, valid, and binding obligations of Krispy Kreme, enforceable against Krispy Kreme in accordance with their respective terms.

     2.2.3 Conflicts, Consents.

     (a) Except as set forth on Schedule 2.2.3, the execution and delivery of this Agreement by Krispy Kreme and the consummation by Krispy Kreme of the transactions contemplated hereby in the manner contemplated hereby do not and will not conflict with or result in any violation of, or default under (or any event that, with notice or lapse of time or both, would constitute a default under), require any consent, notice, or other action under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any provision of (i) the Articles of Incorporation or Bylaws of KKDC and the Certificate of Limited Partnership or Partnership Agreement of KKLP, (ii) any mortgage, indenture, loan agreement, note, bond, deed of trust, or other agreement, commitment, or obligation for the borrowing of money or the obtaining of credit, material lease, or other material agreement, contract, license, franchise, per-mit, or instrument to which Krispy Kreme is a party or by which Krispy Kreme may be bound, or (iii) any judgment, order, decree, law, statute, rule, or regulation applicable to Krispy Kreme.

     (b) Except as set forth on Schedule 2.2.3 and as may be required under the HSR Act, no consent, approval, authorization, permit, order, filing, registration, or qualification of or with any Governmental Authority or third Person is required to be obtained by Krispy Kreme (whether under Applicable Law, pursuant to agreements to which Krispy Kreme is a party, or otherwise) in connection with the execution and delivery by Krispy Kreme of this Agreement or the consummation by Krispy Kreme of the transactions contemplated hereby in the manner contemplated hereby.

     2.2.4 Brokers, Finders. Krispy Kreme has not retained any broker or finder in connection with the transactions contemplated hereby so as to give rise to any valid claim against Sellers for any brokerage or finder's commission, fee, or similar compensation.

                          ARTICLE 3. CERTAIN COVENANTS

     3.1. Access and Information. Prior to Closing, Sellers will with respect to the Business (i) give to Krispy Kreme and its representatives full access to Sellers' properties, books, records, contracts, and commitments relating to the Business upon reasonable notice during normal business hours, in a manner so as not to interfere with Sellers' normal business operations, (ii) furnish all such information and documents relating to the Assets and the Business as Krispy Kreme may reasonably request, (iii) allow Krispy Kreme to discuss matters relating to the Business with Sellers' outside auditors, attorneys, and such other representatives for Sellers as are reasonably requested by Krispy Kreme, and (iv) permit such other reasonable investigations, valuations, or testing (including environmental investigations and testing) as may be deemed reasonably necessary by Krispy Kreme.

     3.2. Conduct of the Business. From the date hereof to the Closing, Sellers will, with respect to the Business (a) conduct their businesses only in the ordinary course in substantially the same manner as heretofore conducted, (b) subject to hazards, catastrophes, and other circumstances beyond Sellers' reasonable control, maintain and keep the Assets in such repair, working order, and condition as is sufficient for the operation of their businesses in the ordinary course, (c) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by them (to the extent available on commercially reasonable terms in the case of any renewal or replacement policies), (d) perform in all material respects all of their obligations under all material contracts and commitments applicable to their businesses or properties, (e) maintain and preserve their organizational structures intact, and use their best efforts to maintain satisfactory relationships with officers, employees, suppliers, distributors, and customers consistent with past practice, (f) maintain their books of account and records in the usual and regular manner, (g) comply in all material respects with all laws and regulations applicable to them and to the conduct of their businesses and operations, (h) not make any material commitments or expenditures, other than those previously disclosed to Krispy Kreme, and not enter into any transaction with any affiliate of Sellers not consistent with past practice, (i) promptly advise Krispy Kreme in writing of any emergency or other change in the normal course of business or in the operations of their properties and of any governmental or any other third party complaints, investigations or hearings (or communications indicatinFg that the same may be contemplated), (j) promptly advise Krispy Kreme of any Material Adverse Change in the operations or financial condition of the Business, (k) use their best efforts to insure that the representations and warranties contained in Article 2 hereof or elsewhere in this Agreement shall be true and correct as of the Closing Date and the Effective Time and (l) not take any action described in
Section 2.1.11 hereof.

     3.3. Efforts to Consummate Transaction. Subject to the terms and conditions herein provided, the parties agree to use their best efforts (without obligation to make any payment to any third party except as expressly provided herein) to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Law to consummate and make effective the transactions contemplated hereby in accordance with the terms of this Agreement including, but not limited to any filings and reports required by the HSR Act.

     3.4. Consents and Approvals; Releases. Sellers shall use their best efforts (without obligation to make any payment to any third party) promptly to obtain all consents and amendments from parties to the Material Agreements and from Governmental Authorities that are required by the terms thereof, this Agreement, or otherwise for the due and punctual consummation of the transactions contemplated by this Agreement. Krispy Kreme will cooperate (without the obligation to make any payment or concession to any third party) with Sellers in obtaining such consents and approvals.

     3.5. Discharge of Excluded Liabilities. Sellers agree that they will, jointly and severally, hold Krispy Kreme harmless from, and indemnify Krispy Kreme against, the Excluded Liabilities, including each and every liability and obligation of Sellers with respect to the Business or the Assets arising from events occurring at or prior to the Effective Time, except only those obligations expressly assumed by Krispy Kreme at the Effective Time pursuant to
Section 1.5(a), it being understood and agreed that Krispy Kreme is not assuming any liabilities or obligations of Sellers other than the Assumed Liabilities.

     3.6. Employee Matters.

     (a) Sellers will cooperate with Krispy Kreme in Krispy Kreme's efforts to negotiate an employment agreement with Todd West. As a condition to Krispy Kreme entering into an employment agreement with Todd West, Sellers agree to set aside One Million Dollars ($1,000,000) of the Purchase Price to pay Mr. West over a four-year period in conjunction with such employment agreement. The employment agreement with Todd West will be in such form acceptable to Krispy Kreme.

     (b) Except as otherwise provided herein, Krispy Kreme shall not be obligated to employ any Person currently employed by Sellers (or any employees of the Business provided by an outside leasing company) or to assume any obligations relating to the employment of any Person. Sellers shall be liable and responsible for any obligations under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act") with respect to employees of Sellers, whether arising prior to or after the Closing Date.

     (c) As of the Effective Time, any employees hired by Krispy Kreme (the "Hired Employees") shall cease to be active participants in the Plans in accordance with the terms of the Plans and Applicable Law, including ERISA and the Code and, as applicable, shall become participants in and covered by the employee welfare plans maintained by Krispy Kreme in accordance with the terms of such plans; provided that Krispy Kreme shall waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Hired Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are in effect immediately prior to the Effective Time with respect to such employees and that have not been satisfied as of the Effective Time. Sellers shall retain liability for all claims incurred by employees of Sellers (and their enrolled dependents) under the Plans prior to the Effective Time. Krispy Kreme shall be liable for all claims incurred by Hired Employees (and their enrolled dependents) under the employee welfare benefit plans of Krispy Kreme or its affiliates at or after the Effective Time. For purposes of this Section 3.6(c), a claim shall be deemed to have been incurred on the date on which each medical or other treatment or service was rendered and not the date of the inception of the related illness or injury or the date of submission of a claim related thereto. The inception date of workers compensation claims shall be determined by applicable state laws.

     (d) Sellers shall be responsible for ensuring compliance with any continuation health care coverage requirements of section 4980B of the Code ("COBRA") with respect to any individual who became a "qualified beneficiary" at or prior to the Effective Time. Sellers will offer employees of the Business who are not Hired Employees (and their enrolled dependents) the opportunity to elect continued health coverage under COBRA. Krispy Kreme shall be responsible for complying with all requirements of COBRA with respect to any Hired Employee (or enrolled dependent) who becomes a "qualified beneficiary" after the Effective Time.

     (e) Sellers shall be responsible for payment of all short and long-term disability claims arising from disabilities of employees of the Business that occurred at or prior to the Effective Time to the extent required by the Plans. Krispy Kreme shall be responsible for payment of all short and long-term disability claims arising from disabilities incurred by Hired Employees that occur after the Effective Time to the extent required by Krispy Kreme's benefits plans.

     (f) Sellers shall pay any severance costs payable pursuant to any severance policies or plans, if applicable, maintained by Sellers that are incurred with respect to any employees of Sellers due to the consummation of the transactions contemplated by this Agreement, including any claim by a Hired Employee that transfer of employment from Sellers to Krispy Kreme constitutes a termination of employment which entitles him or her to severance benefits.

     (g) As to any Hired Employee, Sellers agree to cause the release of such Hired Employee from any contractual provision with Sellers that would impair the utility of such Hired Employee's services to Krispy Kreme or that would impose upon such Hired Employee any monetary or other obligation to Sellers that otherwise would be occasioned by the transfer of such Hired Employee's employment to Krispy Kreme, including, without limitation, any agreements of noncompetition or confidentiality owed to Sellers.

     (h) Prior to the Effective Time, Sellers shall pay to the employees of the Business (or will cause an outside leasing company to pay such employees) all accrued vacation (with the exception of such accrued vacation assumed by Krispy Kreme pursuant to Section 1.5(a)(iii)), sick leave, bonuses, and all other accrued employment benefits with respect to such employees as required under any applicable policies, benefit plans, laws or regulations.

     3.7. Tax Matters.

     (a) Sellers and Krispy Kreme shall (i) provide each other with such assistance as may be reasonably requested in connection with the preparation of any tax return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) retain and provide each other with any records or other information that may be relevant to such tax return, audit, examination, proceeding, or determination, and (iii) provide each other with any final determination of any such audit, examination, proceeding, or determination that affects any amount required to be shown on any tax return of the Business for any period. Without limiting the generality of the foregoing, Krispy Kreme and Sellers shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records and information that is relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date.

     (b) Notwithstanding any provision of state or local law or this Agreement to the contrary, Sellers will pay any sales, use, transfer, stamp, documentary, and similar Taxes and recording and filing fees (and file any tax returns relating to such Taxes) applicable to the transactions contemplated by this Agreement, it being agreed that none of such payments shall be borne directly or indirectly by Krispy Kreme.

     3.8. Transactional Tax Undertakings. The parties hereto shall cooperate to make any necessary filings with federal, state, and local taxing authorities and to furnish any required supplemental information to any foreign, federal, state, or local governmental or taxing authorities resulting from the consummation of the transaction contemplated by this Agreement.

     3.9. Property Taxes. Real and personal property taxes and assessments with respect to the Assets, if any, shall be prorated as of the Effective Time on the basis of the calendar year in which Closing occurs, regardless of when such taxes become a lien or are payable. If the rate of any such taxes is not fixed prior to the Effective Time, the proration thereof at the Effective Time shall be upon the basis of the rate for the preceding calendar year applied to the latest assessed valuation and shall be appropriately and promptly adjusted, if necessary, between the parties when the rate is fixed for the calendar year during which Closing occurs.

     3.10. Noncompetition.

     (a) Sellers covenant and agree that for a period of two (2) years from and after the Closing Date, Sellers (with respect to the Business, directly or indirectly, through their respective partners, managers, directors, officers, employees, agents, or through the agency of any Person) will not:

          (i) have any interest as a disclosed or beneficial owner in any Competitive Business located or operating in the Territory; or

          (ii) perform services as a director, officer, manager, employee, consultant, representative, trustee, agent, or otherwise for any Competitive Business located or operating or under development in the Territory;

provided, however, that Sellers may own stock or securities in any publicly-traded corporation or publicly-traded entity if such ownership interest is not greater than five percent (5%) of the outstanding stock or securities of such corporation or entity.

     (b) Sellers covenant and agree that for a period of two (2) years from and after the Closing Date, Sellers (with respect to the Business, directly or indirectly, through their respective partners, managers, officers, employees, agents, or through the agency of any Person) will not employ or seek to employ any person who is employed (as an employee or independent contractor) by Krispy Kreme, any of Krispy Kreme's subsidiaries, or by any other developer or franchisee of Krispy Kreme stores, nor induce or attempt to induce any such person to leave his or her employment without the prior written consent of that person's employer.

     (c) For purposes of this Section 3.10, "Competitive Business" shall mean any business that (i) sells fresh doughnuts (including, among others, yeast raised doughnuts, cake doughnuts, miniature doughnuts and doughnut holes, which doughnuts have various types and flavors of fillings, glazes or other coatings), certain coffee beverages (including, among others, brewed espresso, drip coffee, frozen espresso drinks or frozen coffee drinks), certain bread and baked goods (including, among others, cookies, brownies, muffins, rolls, and scones), certain sandwiches customarily sold in Montana Mills stores, and certain other food services as identified by us from time to time and which are customarily sold in Krispy Kreme or Montana Mills stores (the "Products") in any distribution channels to any customer for consumption or resale, or (ii) grants or has granted franchises or licenses or has established joint ventures for the development and/or operation of a business that offers such Products in any channel of distribution.

     (d) For purposes of this Section 3.10, "Territory" shall mean:

          (i) within 25 miles of the Sellers' stores;

          (ii) within 5 miles of any Krispy Kreme or Montana Mills store in operation or under construction; or

          (iii) within the United States of America.

     (e) The parties agree that in the event of a breach by Sellers of the covenants and restrictions contained in this Section 3.10, Krispy Kreme shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or equity, to obtain damages for such breach, and/or to specifically enforce the performance by Sellers during the period of the covenants and restrictions and that such remedies shall not be deemed exclusive of any other remedies available to Krispy Kreme, by judicial proceedings or otherwise, to enforce the performance of such covenants and restrictions.

     (f) Sellers agree that the geographical, time, and subject matter limitations of the covenants and restrictions contained in this Section 3.10 are properly required for the adequate protection of Krispy Kreme and are reasonable in light of Krispy Kreme's purchase of sub-stantially all of the assets of the Business, the legitimate interests of Krispy Kreme in its relationships with customers of the Business, and other legitimate interests of Krispy Kreme with respect to the Business. In the event that any provision of any of the covenants contained in this Section 3.10 shall be determined by any court to be unenforceable, the covenants contained in this
Section 3.10 shall be interpreted to extend over the maximum time period for which they may be enforceable, with respect to the maximum geographical area for which they may be enforceable, and to the maximum extent in any and all other respects as to which they may be enforceable, all as shall be determined by such court.

     (g) Except as specifically provided in the Termination Agreement, nothing in this Section 3.10 or elsewhere in this Agreement shall be interpreted to alter or diminish any rights or obligations of the parties in any development agreement, franchise agreement or any and all similar agreements, or any and all schedules or exhibits attached to such agreements, all as they relate to such development and franchise agreement either now in existence or to be entered into at any time in the future.

     (h) Notwithstanding anything herein to the contrary, Sellers may, without violating the provisions of this Section 3.10, continue to operate and develop Krispy Kreme doughnut stores and related businesses (other than Competitive Business within the territory described on Schedule 1.1(n)) pursuant to any express written agreements in existence between any Seller and Krispy Kreme as of the Effective Time or entered into at any time thereafter.

     3.11. Confidentiality.

     (a) The parties agree that they will treat in confidence all documents, materials, and other information that they have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby and the preparation of this Agreement and other related documents, except that the parties may disclose such information to their respective accountants, attorneys, and similar advisors and Krispy Kreme may disclose such information to franchisees and prospective franchisees (as long as all such third parties agree to keep such information confidential). The obligation of each party to treat such documents, materials, and other information in confidence shall not apply to any information which (i) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by another party, (ii) is known to the public and did not become so known through any violation of a legal obligation, (iii) became known to the public through no fault of such party, (iv) is legally compelled by court or government action to disclose, or (v) is later lawfully acquired by such party from other sources. In addition, following the Closing, Krispy Kreme shall have no further obligation to treat in confidence such documents, materials, and other information.

     (b) Each party, on behalf of themselves, their respective shareholders, partners, directors and officers, agrees not to make any public announcement with respect to the transactions contemplated by this Agreement, whether prior to or after the Closing Date, without the prior written approval of the other, which approval shall not be unreasonably withheld or delayed; provided, however, no prior approval of Sellers shall be required for any public announcements by Krispy Kreme required to satisfy Krispy Kreme's disclosure obligations under applicable securities laws. In addition, each party agrees not to disclose to any third party (other than Sellers' auditors, attorneys, securities brokers and lenders as long as such third parties agree to keep such information confidential) the Purchase Price payable for the Assets pursuant to this Agreement, without the prior written approval of the other, except for such disclosures by Krispy Kreme required to satisfy Krispy Kreme's disclosure obligations under applicable securities laws.

     3.12. Krispy Kreme Payables. At Closing, Sellers will pay in full all outstanding amounts payable to Krispy Kreme in cash or, at the option of Krispy Kreme, as a set off from the Cash Purchase Price pursuant to Section 1.7.

     3.13. SCAP Program and Brand Fund. Sellers release Krispy Kreme from any and all obligations, if any, to pay Sellers any amounts whatsoever with respect to the SCAP program and the Brand Fund.

     3.14. Acquisition of Additional Property. Following the Closing, Sellers shall use their best efforts to assist Krispy Kreme in acquiring certain parcels of real estate adjacent to the commissary facility in Euless. Sellers shall not receive any additional consideration for their assistance.

                                   ARTICLE 4.
                              CONDITIONS PRECEDENT

     4.1. Conditions to Obligations of Krispy Kreme. The obligations of Krispy Kreme under this Agreement are subject to the fulfillment, at Closing, of the following conditions, any one or more of which may be waived by Krispy Kreme in their sole discretion:

     4.1.1 Representations, Performance, etc. The representations and warranties of Sellers contained in this Agreement or in any certificate or document delivered in connection herewith that are not conditioned as to materiality shall be true and correct when made and true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as modified by transactions permitted by this Agreement, and all representations and warranties of Sellers that are so qualified as to materiality shall be true and correct when made and at and as of the Closing Date with the same effect as though made at and as of the Closing Date. Sellers shall have duly performed and complied with all agreements, covenants, and conditions required by this Agreement or in any other agreement, instrument, or document contemplated hereby to be performed or complied with by Sellers prior to or at the Closing Date. Greater DFW, Inc., Greater DFW, LLP, Arlington, Grapevine, Frisco, Euless, Old Towne, and Hulen St. shall each have delivered to Krispy Kreme a certificate of Greater DFW, Inc., Greater DFW, LLP, Arlington, Grapevine, Frisco, Euless, Old Towne, and Hulen St., respectively, signed by an officer or general partner, as the case may be, familiar with the transactions contemplated by this Agreement dated the Closing Date, to the effect set forth above in this Section 4.1.1.

     4.1.2 Certain Approvals. All consents and approvals from Governmental Authorities and third Persons required to be obtained by Sellers to consummate the transactions contemplated hereby, including all such consents set forth on
Schedule 2.1.3 and the expiration or termination of all applicable waiting periods under the HSR Act, shall have been obtained, other than any consents and approvals of third parties with respect to any contract or agreement of Sellers (not involving the borrowing of money) with respect to which the failure to obtain such consent or approval, either in any case or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.1.3 No Litigation or Injunction. There shall not be in effect any judgment, order, injunction, or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement, and no claim, action, suit, investigation, or other proceeding shall be threatened or pending before any court or administrative agency or by any governmental agency or other Person challenging or otherwise relating to the transactions provided for herein or which may have a Material Adverse Effect.

     4.1.4 No Material Adverse Change. There shall not have been any Material Adverse Change since December 31, 2002.

     4.1.5 Transfer Documents. Sellers shall have executed and delivered to Krispy Kreme, all in form and substance reasonably satisfactory to Krispy Kreme, the following:

     (a) a Bill of Sale, Assignment and Assumption Agreement, substantially in the form of Exhibit B covering all of the Assets and the Assumed Liabilities;

     (b) general warranty deeds for all Owned Real Property;

     (c) an Assignment and Assumption of Lease Agreements with respect to the Leased Real Property;

     (d) a non-disturbance agreement, executed and in recordable form, from any lender holding a lien on any Leased Real Property; and

     (e) such other documents as Krispy Kreme may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of Sellers, (ii) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iii) evidencing the satisfaction of any condition referred to in this Section 4.1, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

     4.1.6 Termination of Development and Franchise Rights. Sellers shall have terminated all development and franchise rights from Krispy Kreme for the territories in the States of Texas and Louisiana as shown on Schedule 1.1(n) by executing and delivering to Krispy Kreme the Termination Agreement in substantially the form attached hereto as Exhibit C (the "Termination Agreement").

     4.1.7 Opinion of Counsel. Krispy Kreme shall have received a favorable opinion, addressed to Krispy Kreme and dated the Closing Date, of Sharon Smith, Esq., counsel to Sellers, in substantially the form attached hereto as Exhibit D.

     4.1.8 Company Action. The boards of directors of KKDC and Krispy Kreme Doughnuts, Inc., a North Carolina corporation, shall have approved the transactions contemplated by this Agreement. Sellers shall have taken all action necessary to approve the transactions contemplated by this Agreement and Greater DFW, Inc., Greater DFW, LLP, Arlington, Grapevine, Frisco, Euless, Old Towne, and Hulen St. each shall have furnished Krispy Kreme with certified copies of the resolutions adopted by their respective directors or partners.

     4.1.9 Krispy Kreme Payables. Sellers shall have paid in full all amounts payable to Krispy Kreme as of Closing.

     4.1.10 Due Diligence. Krispy Kreme shall have completed its business, financial and legal due diligence in respect of the Business and the Assets and shall not have discovered any facts, conditions or circumstances regarding the Business or Assets that are not acceptable to Krispy Kreme in its sole discretion.

     4.1.11 Title Insurance. Krispy Kreme shall have obtained, at its expense, a title insurance policy insuring good and marketable title in fee simple to the Owned Real Property, free and clear of all liens, encumbrances and claims, except for Permitted Liens.

     4.1.12 Employment Agreement with Todd West. Krispy Kreme shall have entered into an employment agreement with Todd West in such form as is satisfactory to Krispy Kreme. In connection with the employment agreement with Todd West, Sellers agree to set aside One Million Dollars ($1,000,000) of the Purchase Price to pay Todd West over a four-year period in conjunction with such employment agreement.

     4.1.13 Financing. Krispy Kreme shall have secured financing, on terms and conditions satisfactory to Krispy Kreme in its sole discretion, to provide sufficient funds to purchase the Assets and to otherwise fulfill its financial obligations set forth herein.

     4.2. Conditions to Obligations of Sellers. The obligations of Sellers under this Agreement are subject to the fulfillment, at Closing, of the following conditions, any one or more of which may be waived by Sellers in their sole discretion:

     4.2.1 Representations, Performance, etc. The representations and warranties of Krispy Kreme contained in Section 2.2 that are not conditioned as to materiality shall be true and correct when made and true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as modified by transactions permitted by this Agreement, and all representations and warranties of Krispy Kreme that are so qualified as to materiality shall be true and correct when made and at and as of the Closing Date with the same effect as though made at and as of the Closing Date including, without limitation, the payment of the Purchase Price, or portion thereof, due and payable at Closing. Krispy Kreme shall have duly performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. Krispy Kreme shall have delivered to Sellers a certificate of Krispy Kreme signed by an officer of Krispy Kreme familiar with the transactions contemplated by this Agreement, dated the Closing Date, to the effect set forth above in this Section 4.2.1.

     4.2.2 Certain Approvals. All consents and approvals from Governmental Authorities and third Persons required to be obtained by Krispy Kreme to consummate the transactions contemplated hereby shall have been obtained, including the expiration or termination of all applicable waiting periods under the HSR Act, other than any consents and approvals of third parties with respect to any contract or agreement of Krispy Kreme (not involving the borrowing of money) with respect to which the failure to obtain such consent or approval, either in any case or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the transactions contemplated hereby.

     4.2.3 No Litigation or Injunction. There shall not be in effect any judgment, order, injunction, or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement, and no claim, action, suit, investigation, or other proceeding shall be threatened or pending before any court or administrative agency or by any governmental agency or other Person challenging or otherwise relating to the transactions provided for herein.

     4.2.4 Transfer Documents. Krispy Kreme shall have executed and delivered to Sellers, all in form and substance reasonably satisfactory to Sellers, the following:

     (a) a Bill of Sale, Assignment and Assumption Agreement, substantially in the form of Exhibit B; and

     (b) such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of Krispy Kreme, (ii) evidencing the performance by Krispy Kreme of, or the compliance by Krispy Kreme with, any covenant or obligation required to be performed or complied with by Krispy Kreme, (iii) evidencing the satisfaction of any condition referred to in this Section 4.2, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

     4.2.5 Opinion of Counsel. Sellers shall have received a favorable opinion, addressed to Sellers and dated the Closing Date, of Kilpatrick Stockton LLP, counsel to Krispy Kreme, in substantially the form attached hereto as Exhibit E.

     4.2.6 Corporate Action. Krispy Kreme shall have taken all action necessary to approve the transactions contemplated by this Agreement.

                                   ARTICLE 5.
                                   TERMINATION

     5.1. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date upon the circumstances set forth in this Section 5.1, by delivery of written notice of such termination by the terminating parties to the other parties hereto.

     5.1.1 Termination by Sellers. This Agreement may be terminated by Sellers upon the happening of an occurrence or circumstance which will result in a failure to satisfy any of the conditions set forth in Section 4.2, and Krispy Kreme shall have failed to satisfy such a condition within twenty (20) days after prompt written notice by Sellers.

     5.1.2 Termination by Krispy Kreme. This Agreement may be terminated by Krispy Kreme (i) upon the happening of an occurrence or circumstance which will result in the failure to satisfy any of the conditions set forth in Section 4.1, and Sellers shall have failed to satisfy such a condition within twenty (20) days after prompt written notice by Krispy Kreme or (ii) in the event that Sellers amend, modify, or supplement any information disclosed in any of the Schedules, the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, unless such changes have been pre-approved by Krispy Kreme or unless Sellers have eliminated any Material Adverse Effect of such change to the satisfaction of Krispy Kreme within twenty (20) days after prompt written notice by Krispy Kreme.

     5.1.3 Termination by Either Party. This Agreement may be terminated by either Krispy Kreme, on the one hand, or Sellers, on the other hand, if (i) the representations and warranties of the other parties shall prove not to have been true in all material respects as of the date when made or if any representation or warranty qualified as to materiality shall prove not to be true and correct as of the date when made, or (ii) events shall have occurred subsequent to the date hereof as a result of which the representations and warranties of the other parties could not be true in all material respects as of the Closing Date or if any representation or warranty qualified as to materiality shall prove not to be true and correct as of the date when made, unless the occurrence of such events shall be due to the failure of the parties seeking to terminate this Agreement to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by such parties prior to the Closing.

     5.2. Effect of Termination. If this Agreement is terminated as permitted under Section 5.1, such termination shall be without liability of or to any party to this Agreement or any shareholder, director, officer, employee, or agent of such party, except (i) that the provisions of Sections 3.5 (Discharge of Excluded Liabilities), 3.11 (Confidentiality), 5.2 (Effect of Termination),
6.1 (Indemnification by Sellers), 7.2 (Expenses), and 7.12 (Arbitration) shall survive any such termination, (ii) for any liability of any party who has caused such termination by breaching this Agreement, and (iii) for any liability with respect to breaches of contractual provisions that by their nature and terms survive termination of this Agreement.

                                   ARTICLE 6.
                                 INDEMNIFICATION

     6.1. Indemnification by Sellers. Sellers, jointly and severally, agree to indemnify and hold harmless Krispy Kreme, and its officers, directors, shareholders, agents, employees, affiliates, and their representatives, successors, and assigns from and against any and all liabilities, losses, claims, costs, and damages ("Loss") and reasonable attorneys' and accountants' fees and expenses, court costs, and all other reasonable out-of-pocket expenses, including expenses of investigation, but excluding loss of profits or other consequential damages, ("Expense") suffered or incurred by them in connection with or arising from:

          (i) any breach by Sellers of any warranty or the inaccuracy of any representation of Sellers contained in this Agreement or in any agreement or instrument contemplated hereby (including any Schedule or Exhibit hereto);

          (ii) any breach by Sellers of any of their respective obligations or covenants contained in this Agreement or in any agreement or instrument contemplated hereby (including any Schedule or Exhibit hereto);

          (iii) the Excluded Liabilities; and

          (iv) any non-compliance by Sellers with respect to any applicable bulk sales laws;

provided, however, that the aggregate liability of Sellers for Loss and Expense with respect to the indemnification described in Section shall not exceed the Purchase Price (the "Amount Limitation"), and no claim may be asserted against Sellers hereunder unless and until the aggregate amount of the Loss and Expense exceeds $10,000 (the "De Minimis Threshold"), at which time all of such claims (including the first $10,000 thereof) shall be fully indemnifiable. Notwithstanding the foregoing, neither the Amount Limitation nor the De Minimis Threshold shall apply to the indemnification described in Section 6.1(i) with respect to the representations and warranties of Sellers under Sections 2.1.13 (Litigation), 2.1.16 (Tax Matters), 2.1.17 (ERISA), and 2.1.20 (Environmental) and those representations and warranties of Sellers in regarding title to and any encumbrances against the Assets.

     6.2. Indemnification by Krispy Kreme. Krispy Kreme agrees to indemnify and hold harmless Sellers and their respective partners, directors, officers, agents, employees, affiliates, and their representatives, successors, and assigns from and against any and all Loss and Expense incurred by them in connection with or arising from:

          (i) any breach by Krispy Kreme of any warranty or the inaccuracy of any representation of Krispy Kreme contained in this Agreement or in any agreement or instrument contemplated hereby (including any Schedule or Exhibit hereto);

          (ii) any breach by Krispy Kreme of any of its obligations or covenants contained in this Agreement or in any agreement or instrument contemplated hereby (including any Schedule or Exhibit hereto); and

          (iii) the Assumed Liabilities;

provided, however, that the aggregate liability of Krispy Kreme for Loss and Expense with respect to the indemnification described in Section 6.2(i) shall not exceed, on an aggregate basis, the Amount Limitation and no claim may be asserted against Krispy Kreme hereunder unless and until the De Minimis Threshold has been reached, at which time all such claims (including the De Minimis Threshold amount) shall be fully indemnifiable.

     6.3. Survival Period. The indemnification provided for in Sections 6.1 and
6.2 shall terminate thirty-six (36) months after the Closing Date (and no claims shall be made by any party indemnified under this thereafter), provided that:

          (x) the indemnification contained in Section 6.1(iii) and Section 6.1(iv) shall survive indefinitely; and

          (y) the representations and warranties of Sellers under Sections
     2.1.13 (Litigation), 2.1.16 (Tax Matters), 2.1.17 (ERISA), 2.1.20
     (Environmental), those representations and warranties of Sellers in Article 2 regarding title to and any encumbrances against the Assets, and the indemnification contained in Section 6.1(i) with respect thereto, shall survive for the applicable statute of limitations, (as the case may be, the "Survival Period"). Such indemnification obligation shall continue after the Closing Date without regard to any investigation made at any time by the indemnified persons as to any Loss or Expense of which the indemnified persons or their affiliates, successors, or assigns has notified the indemnifying party in accordance with the requirements of Section 6.4 on or prior to the expiration of the applicable Survival Period, as to which the obligation of the indemnifying party shall then continue until the liability of the indemnifying party shall have been determined pursuant to this , and the indemnifying party shall have reimbursed the indemnified persons, their affiliates, successors, and assigns for the full amount of such Loss and Expense in accordance with this Article 6.

     6.4. Notice of Claims. If Krispy Kreme or Sellers believe that any of the persons indemnified under this has suffered or incurred any Loss or incurred any Expense, Krispy Kreme or Sellers shall so notify the other parties promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument, or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred, except that the failure to so notify shall not relieve a party of its obligations to indemnify except to the extent its rights hereunder are materially prejudiced. If any action at law or suit in equity is instituted by or against a third party with respect to which any of the indemnified persons intends to claim any liability or expense as Loss or Expense under this Article 6, such indemnified person shall promptly notify the indemnifying party of such action or suit.

     6.5. Third Party Claims.

     (a) In the event of a third party claim giving rise to indemnification hereunder, the indemnified persons shall promptly notify the indemnifying party in writing.

     (b) The indemnifying party shall have thirty (30) days after receipt of the notice referred to in Section to notify the indemnified persons that it elects to conduct and control such action or suit. If the indemnifying party does not give the foregoing notice, the indemnified persons shall have the right to defend and contest such action or suit in any manner the indemnified persons reasonably deem appropriate; provided, however, that the indemnified persons shall not consent to the entry of any judgment or to any settlement of such claim without the prior written consent of the indemnifying party, not to be unreasonably withheld or delayed. If the indemnifying party gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct, and control, through counsel of its own choosing and at the sole expense of the indemnifying party, the conduct and settlement of such action or suit, and the indemnified persons shall cooperate with the indemnifying party in connection therewith; provided that (w) the indemnifying party shall not settle or compromise any such action or suit without the indemnified person's prior written consent (not to be unreasonably withheld or delayed), unless the terms of such settlement or compromise release the indemnified person from any and all liability with respect to such action or suit at no cost to the indemnified person, (x) the indemnifying party shall not thereby permit to exist any lien, encumbrance, or other adverse charge upon any asset of any indemnified person or permit the issuance of an injunction or other equitable relief against the indemnified persons, (y) the indemnifying party shall permit the indemnified persons to participate in such conduct or settlement through one counsel chosen by the indemnified persons, and the fees and expenses of such counsel shall be borne by the indemnified persons, and (z) the indemnifying party shall agree promptly to reimburse to the extent required under this the indemnified persons for the full amount of any Loss resulting from such action or suit and all related Expense incurred by the indemnified persons, except fees and expenses of counsel for the indemnified persons incurred after the assumption of the conduct and control of such action or suit by the indemnifying party. So long as the indemnifying party is contesting any such action or suit in good faith, the indemnified persons shall not pay or settle any such action or suit. Notwithstanding the foregoing, the indemnified persons shall have the right to pay or settle any such action or suit, provided that in such event the indemnified persons shall waive the right to indemnity therefor by the indemnifying party, and no amount in respect thereof shall be claimed as Loss or Expense under this unless otherwise agreed by the parties.

                                   ARTICLE 7.
                                  MISCELLANEOUS

7.1. Survival. Notwithstanding any otherwise applicable statute of limitations, all agreements, covenants, representations, and warranties of Krispy Kreme and Sellers in this Agreement and in any other agreement, instrument, or document delivered in connection herewith shall survive Closing in accordance with their terms, as specified herein. Except as otherwise provided herein, Krispy Kreme and Sellers agree that the indemnification provisions set forth in Article 6 are the exclusive post-closing remedies with respect to the liability of Krispy Kreme and Sellers for the breach or inaccuracy of a representation or warranty or the breach of any covenant in this Agreement or in any agreement or instrument contemplated hereby, provided, however, that (i) nothing herein shall preclude any party from seeking an equitable remedy or bringing an action for fraud or intentional misrepresentation; (ii) nothing herein shall preclude Krispy Kreme from seeking any remedies available to them with respect to any breach by Sellers of the noncompetition covenants or confidentiality covenants contained in Sections 3.10 and 3.11, respectively, of this Agreement; and (iii) nothing herein shall preclude Krispy Kreme from seeking any remedies available against Sellers in any other agreement with Sellers.

     7.2. Expenses. Except as otherwise provided herein, Krispy Kreme and Sellers shall assume and bear their own expenses, costs, and fees incurred in the preparation and execution of this Agreement and compliance herewith, including investment bankers', attorneys', and accountants' fees, whether or not the purchase and sale provided for herein shall be consummated.

     7.3. Assignment; Successors; Parties in Interest. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties (which consent shall not be unreasonably withheld) and any attempt to assign this Agreement without such consent shall be void and of no effect; provided, however, that Krispy Kreme may assign all of its rights and obligations under this Agreement to one or more affiliates, franchisees or prospective franchisees of Krispy Kreme so long as Krispy Kreme unconditionally guarantees the per-formance of such permitted assignees in a form reasonably acceptable to Sellers. This Agreement shall inure to the benefit of, and be binding on and enforceable against, each party hereto and the permitted successors and assigns of the respective parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under this Agreement.

     7.4. Amendment and Modification. Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally, but only with the written consent signed by the party against which such change, waiver, discharge, or termination is sought to be enforced. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether similar or not.

     7.5. Access After Closing. The parties shall retain for a period of six (6) years following Closing all books and records within their possession or control that they are permitted hereby to retain and that relate to the operation and conduct of the Business prior to Closing. The parties shall provide to the other parties and their representatives reasonable access during normal business hours to copies of all such books and records upon request.

     7.6. Bulk Sales Law. Krispy Kreme hereby waives compliance by Sellers with any applicable bulk sales law, and Sellers, jointly and severally, agree to indemnify Krispy Kreme and hold Krispy Kreme harmless from and against any and all liability thereunder.

     7.7. Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal processes in regard hereto shall be validly given, made, or served, if in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by commercial courier or by telecopy (promptly confirmed in writing) to the following addresses (or at such other addresses for such party as shall be specified by like notice):

         TO SELLERS:

                  Greater DFW Doughnuts, Inc.
                  Greater DFW Doughnuts, LLP
                  Arlington Doughnut Company, LLP
                  Grapevine Doughnut Company, LLP
                  Frisco Doughnut Company, LLP
                  Euless Doughnut Company, LLP
                  Old Towne Doughnut Company, LLP
                  Hulen St. Doughnut Company, LLP
                  3605 Ira E Woods Avenue
                  Grapevine, TX  76051-4211
                  Attention:     John Orrell
                  Telephone:     (817) 481-4463
                  Facsimile:     (817) 481-0182

                  Joseph A. McAleer, Jr.
                  3605 Ira E Woods Avenue
                  Grapevine, TX  76051-4211
                  Telephone:     (817) 481-4463
                  Facsimile:     (817) 481-0182

                  Steven D. Smith
                  3605 Ira E Woods Avenue
                  Grapevine, TX  76051-4211
                  Telephone:     (817) 481-4463
                  Facsimile:     (817) 481-0182

                  John Orrell
                  3605 Ira E Woods Avenue
                  Grapevine, TX  76051-4211
                  Telephone:     (817) 481-4463
                  Facsimile:     (817) 481-0182

                  With a copy to:
                  (which copy shall not constitute notice)

                  Sharon Smith, Esq.
                  1905 Central Drive, Suite 203
                  Bedford, Texas 76021
                  Telephone:     (817) 354-7661
                  Facsimile:     (817) 540-1833

         TO KRISPY KREME:

                  Krispy Kreme Doughnuts, Inc.
                  370 Knollwood Street
                  Suite 500
                  Winston-Salem, NC  27102-0083
                  Attention:     Randy S. Casstevens
                  Telecopy:      (336) 733-3730
                  Telephone:     (336) 733-3791

                  With a copy to:
                  (which copy shall not constitute notice)

                  Kilpatrick Stockton LLP
                  1001 W. Fourth Street
                  Winston-Salem, NC  27101
                  Attention:     Michael L. Drye, Esq.
                  Telecopy:      (336) 734-2634
                  Telephone:     (336) 607-7313

     7.8. Captions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9. Entire Agreement. This Agreement (including the Schedules and Exhibits) and any further agreements entered into by Krispy Kreme and Sellers at Closing constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     7.10. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

     7.11. Severability. If any term or provision of this Agreement is held by a court or other authority of competent jurisdiction to be invalid, void, or unenforceable, the remaining terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     7.12. Arbitration. Except for (i) matters relating to specific performance, injunctive relief, or other equitable remedies, or (ii) indemnifiable third party claims pursuant to , the parties hereto agree to submit to arbitration any and all matters in dispute or in controversy among them concerning the terms and provisions of this Agreement. All such disputes and controversies shall be determined and adjudged by a panel of three arbitrators, and the hearing shall be held in Winston-Salem, North Carolina. The selection of the arbitrators and the procedure shall be in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party pay for and bear the costs of its own experts, evidence, and counsel's fees, and provided further that in the discretion of the arbitrators, any award may include the costs of a party's counsel if the arbitrators expressly determine that the party against whom such award is entered has caused the dispute, controversy, or claim to be submitted to arbitration in bad faith.

     7.13. Schedules and Exhibits. The Schedules and Exhibits are a part of this Agreement as if fully set forth herein. All references to Sections, subsections, Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     7.14. Definitions. Used in this Agreement, the following terms have the meanings specified or referred to in this Section 7.14:

     "Accounts Receivable Amount" shall have the meaning set forth in Section 1.4(a)(ii).

     "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

     "Amount Limitation" shall have the meaning set forth in Section 6.1.

     "Applicable Law" shall mean all applicable provisions of (i) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances, codes, and orders of any Governmental Authority, (ii) consents of, with, or to any Governmental Authority, and (iii) orders, decisions, injunctions, writs, judgments, awards, decrees of, and agreements with any Governmental Authority.

     "Arlington" means Arlington Doughnut Company, LLP, a Texas limited liability partnership.

     "Assets" shall have the meaning set forth in Section 1.1.

     "Assumed Liabilities" shall have the meaning set forth in Section 1.5(a).

     "Business" shall have the meaning set forth on the first page of this Agreement.

     "Cash Purchase Price" shall have the meaning set forth in Section
1.4(a)(1).

     "Closing" shall have the meaning set forth in Section 1.3.

     "Closing Date" shall have the meaning set forth in Section 1.3.

     "COBRA" shall have the meaning set forth in Section 3.6(d).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Deadline" shall have the meaning set forth in Section 1.8.

     "Competitive Business" shall have the meaning set forth in Section 3.10(c).

     "Contaminant" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental, Health, or Safety Requirements of Law.

     "De Minimis Threshold" shall have the meaning set forth in Section 6.1.

     "Effective Time" shall have the meaning set forth in Section 1.3.

     "EHS Permits" shall have the meaning set forth in Section 2.1.20(c).

     "Environmental Damages" means all claims, judgments, damages (including punitive damages), losses, penalties, fines, interest, fees, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of Contaminants or noncompliance with Environmental, Health, or Safety Requirements of Law with respect to the period prior to Effective Time, including without limitation:

          (i) Damages related to the Real Property for personal injury or threatened personal injury (including sickness, disease, or death), or injury or threatened injury to property or natural resources, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property;

          (ii) Reasonable fees incurred for the services of attorneys, consultants, contractors, doctors, experts, laboratories, and all other reasonable costs incurred in relation to the Real Property in connection with any damages as described in subparagraph (i) of this definition, and the investigation or remediation of Contaminants or the suspected presence of Contaminants or the violation or threatened violation of Environmental, Health, or Safety Requirements of Law related to the Real Property, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any investigations, cleanup, treatment, remediation, removal, response, abatement, containment, closure, storage, disposal, transport, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision, or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs, and expenses incurred in enforcing this Agreement or collecting any sums due hereunder; and

          (iii) Liability related to the Real Property to any third Person or Governmental Authority to indemnify such Person or Governmental Authority for costs expended in connection with the items referenced in subparagraphs
     (i) and (ii) of this definition.

     "Environmental, Health, and Safety Requirements of Law" means all federal, state and local laws, statutes, codes, ordinances, rules, regulations, EHS Permits, and orders relating to or addressing the environment, health, or safety in effect and as adopted as of the Effective Time, including, but not limited to, any law, statute, code, ordinance, rule, regulation, EHS Permit, or order relating to (x) the use, handling, or disposal of any Contaminant, or (y) workplace or worker safety and health, as such requirements are promulgated by the specifically authorized Governmental Authority responsible for administering such requirements.

     "Environmental Reports" shall have the meaning set forth in Section 2.1.20(g).

     "Escrowed Purchase Price" shall have the meaning set forth in Section
1.4(b).

     "ERISA" shall have the meaning set forth in Section 2.1.17.

     "Euless" means Euless Doughnut Company, LLP, a Texas limited liability partnership.

     "Excluded Assets" shall have the meaning set forth in Section 1.2.

     "Excluded Liabilities" shall have the meaning set forth in Section 1.5(b).

     "Expense" shall have the meaning set forth in Section 6.1.

     "Financial Statements" shall have the meaning set forth in Section
2.1.4(a).

     "Frisco" means Frisco Doughnut Company, LLP, a Texas limited liability partnership.

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Authority" means any agency, department, court, or other administrative, legislative or regulatory authority of any federal, state, or local governmental body.

     "Grapevine" means Grapevine Doughnut Company, LLP, a Texas limited liability partnership.

     "Greater DFW, Inc." means Greater DFW Doughnuts, Inc., a Texas corporation.

     "Greater DFW, LLP" means Greater DFW Doughnuts, LLP, a Texas limited liability partnership.

     "Hired Employees" shall have the meaning set forth in Section 3.6(c).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Hulen St." means Hulen St. Doughnut Company, LLP, a Texas limited liability partnership.

     "Intellectual Property" shall mean (i) all logos, trade styles, trade names, trademarks, service marks (and applications therefor) owned by or assigned to Sellers or in which Sellers have an interest by license, agreement, shop right, common law, or otherwise relating to the Business, (ii) all copyrights (and applications therefor), whether registered or not, owned by or assigned to Sellers or in which Sellers have an interest by license, agreement, shop right, common law, or otherwise relating to the Business, (iii) all websites, web pages and applications, and domain names owned by or assigned to Sellers or in which Sellers have an interest by license, agreement, shop right, common law, or otherwise relating to the Business, and (iv) all processes, inventions, trade secrets, know-how, ideas and concepts relating to the Business.

     "Inventory Amount" shall have the meaning set forth in Section 1.4(a)(iii).

     "KKDC" shall have the meaning set forth in the first paragraph of this Agreement.

     "KKLP" shall have the meaning set forth in the first paragraph of this Agreement.

     "Knowledge" means the actual knowledge of any individual who is serving as a shareholder, partner, director or officer of such Person (or in any similar capacity).

     "Krispy Kreme" shall have the meaning set forth in the first paragraph of this Agreement.

     "Leased Real Property" shall have the meaning set forth in Section 2.1.5.

     "Liens" means, with respect to any assets or properties (whether real, personal or mixed, or tangible or intangible), any mortgage, pledge, option, escrow, hypothecation, lien, pledge, security interest, financing statement, lease, charge, preemptive subscription, encumbrance, easement, option, conditional sale, or other title retention or security agreement or any other similar restriction, claim, or right of others, on, in, or with respect to such assets or properties, whether arising by contract, operation of law, or otherwise.

     "Loss" shall have the meaning set forth in Section 6.1.

     "Material Adverse Effect" or "Material Adverse Change" shall mean a material adverse effect on the properties, assets (tangible and intangible), prospects, liabilities, financial condition, or results of operations of the Business. To the extent that "Material Adverse Effect" or "Material Adverse Change" shall be deemed to have a monetary value, it shall be deemed an amount in excess of $10,000 individually or $25,000 in the aggregate.

     "Material Agreements" shall mean all contracts, franchises, agreements, plans, leases, and licenses described on Schedules 2.1.5, 2.1.6, and 2.1.10.

     "McAleer" shall mean Joseph A. McAleer, Jr.

     "Old Towne" means Old Towne Doughnut Company, LLP, a Texas limited liability partnership.

     "Orrell" shall mean John Orrell.

     "Owned Real Property" shall have the meaning set forth in Section 2.1.5.

     "Permitted Liens" means (i) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Sellers in accordance with generally accepted accounting practices consistently applied in accordance with past practice; and (ii) those liens or encumbrances described on Schedule 7.14 attached hereto.

     "Person" shall mean any individual, partnership, limited liability company, corporation, trust, unincorporated organization, or any other form of legal entity.

     "Personal Property Assets" shall have the meaning set forth in Section
2.1.6.

     "Petty Cash Amount" shall have the meaning set forth in Section 1.4(a)(iv).

     "Petty Cash Reserves" means the aggregate amount of currency and coin to be at the Sellers' doughnut stores on and as of the Effective Time.

     "Plans" shall have the meaning set forth in Section 2.1.17.

     "Products" shall have the meaning set forth in Section 3.10(c).

     "Purchase Price" shall have the meaning set forth in Section 1.4(a).

     "Real Property" shall have the meaning set forth in Section 2.1.5.

     "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, or groundwater.

     "Remedial Action" means actions required to (i) clean up, remove, treat, or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation, maintenance, and care.

     "Returns" shall mean all liabilities and obligations for discounts, credits, allowances, and refunds to customers issued by Krispy Kreme subsequent to the Effective Time in the ordinary course of business with respect to merchandise sold by Sellers prior to the Effective Time.

     "Sellers" shall have the meaning set forth in the first paragraph of this Agreement.

     "Seller Personnel" shall mean current and former officers, directors, employees, consultants, sales representatives, and agents of the Business.

     "Smith" shall mean Steven D. Smith.

     "Survival Period" shall have the meaning set forth in Section 6.3.

     "Taxes" shall have the meaning set forth in Section 2.1.16.

     "Termination Agreement" shall have the meaning set forth in Section 4.1.6.

     "Territory" shall have the meaning set forth in Section 3.10(d).

     "WARN Act" shall have the meaning set forth in Section 3.6(a).

     7.15. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of North Carolina, without giving effect to the conflict of laws rules thereof. Subject to the provisions of Section 7.12, Krispy Kreme and Sellers hereby consent to the jurisdiction of any State or Federal court located within the State of North Carolina and each irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts and hereby waives any objection which each may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


BUYERS:
KRISPY KREME
DOUGHNUT CORPORATION


By:   -----------------------------------------
      Name:      Randy S. Casstevens
      Title:     Senior Vice President and
                 Chief Financial Officer

NORTH TEXAS DOUGHNUTS, L.P.


 By:   -----------------------------------------
      Name:      Krispy Kreme Doughnut
                 Corporation
                 By:    Randy S. Casstevens, Senior Vice
                        President and Chief Financial Officer
      Title:     General Partner


SELLERS:
GREATER DFW DOUGHNUTS, INC.                                     FRISCO DOUGHNUT COMPANY, LLP


 By:  ----------------------                                    By:
      Name:      John Orrell                                          Name:      Greater DFW Doughnuts, Inc.,
      Title:     President                                                       by John Orrell, President
                                                                      Title:     General Partner

GREATER DFW DOUGHNUTS, LLP                                      EULESS DOUGHNUT COMPANY, LLP


By:  ---------------------------------------                    By:   --------------------------------------
      Name:      Greater DFW Doughnuts, Inc.,                         Name:      Greater DFW Doughnuts, Inc.,
                 by John Orrell, President                                       by John Orrell, President
      Title:     General Partner                                      Title:     General Partner

ARLINGTON DOUGHNUT COMPANY, LLP                                 OLD TOWNE DOUGHNUT COMPANY, LLP


By:   ---------------------------------------                   By:   --------------------------------------
      Name:      Greater DFW Doughnuts, Inc.,                         Name:      Greater DFW Doughnuts, Inc.,
                 by John Orrell, President                                       by John Orrell, President
      Title:     General Partner                                      Title:     General Partner

GRAPEVINE DOUGHNUT COMPANY, LLP                                 HULEN ST. DOUGHNUT COMPANY, LLP


By:   --------------------------------------                    By:   --------------------------------------
      Name:      Greater DFW Doughnuts, Inc.,                         Name:      Greater DFW Doughnuts, Inc.,
                 by John Orrell, President                                       by John Orrell, President
      Title:     General Partner                                      Title:     General Partner


By:   --------------------------------------
      Joseph A. McAleer, Individually


By:   --------------------------------------
      Steven D. Smith, Individually


By:   --------------------------------------
      John Orrell, Individually


                                                                    Exhibit 10.1


                                 PROMISSORY NOTE


$55,000,000.00
                                                                 June 30, 2003


KRISPY KREME DOUGHNUT CORPORATION 370 Knollwood Street, Suite 500 Winston-Salem, North Carolina 27103 Attention: General Counsel (hereinafter referred to as "Borrower")

WACHOVIA BANK, NATIONAL ASSOCIATION 301 South Tryon Street Charlotte, North Carolina 28202 (hereinafter referred to as "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Fifty-Five Million and No/100 Dollars ($55,000,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

CREDIT AGREEMENT. The terms and conditions contained in a Credit Agreement dated as of March 21, 2002, as modified from time to time, between the Borrower and Bank (the "Credit Agreement") are hereby incorporated herein by reference and shall be considered parts hereof to the same extent as if written herein, and upon the occurrence of any event which constitutes, or which upon notice or lapse of time, or both, would constitute an Event of Default (as defined in the Credit Agreement), whether or not the parties to the Credit Agreement shall waive any such default, then this Note and all Obligations will, at the option of Bank, at once and without notice become due and payable. The Borrower shall continue to comply with and perform for the benefit of the Bank with respect to this Note the covenants contained in the Credit Agreement, whether or not the Loan (as therein defined) is or remains outstanding thereunder.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan evidenced by this Note for the commercial purposes of Borrower, as follows: to finance an acquisition by Borrower.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of each loan advance hereunder ("Advance") during each Interest Period from the date of such Advance at a rate per annum equal to 1-month LIBOR plus 1.0% ("Interest Rate"). The Interest Rate for each Interest Period shall accrue each day during such Interest Period, commencing on and including the first day to but excluding the last day. "Interest Period" means, in respect of each Advance, each period commencing on the first day of the calendar month and ending on the first day of the next succeeding calendar month; provided (i) the first Interest Period shall commence on the date of such Advance and (ii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note. "LIBOR" means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before such Interest Period begins, or, in the case of the first Interest Period, the second London business day before the first day of the calendar month during which such Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest Rate plus 2% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations (or any judgment thereon) are paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on July 15, 2003, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on October 15, 2003.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. Loan Documents. The term "Loan Documents", as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. ss. 101). Obligations. The term "Obligations", as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. ss. 101) between Borrower and Bank whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 4% of each payment past due for 15 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

INDEMNIFICATION. Borrower shall indemnify Bank and each Affiliate (as defined in the Credit Agreement) thereof and their respective directors, officers and employees from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any transaction contemplated by this Note or any other Loan Document or any actual or proposed use by Borrower of the proceeds of any extension of credit by Bank hereunder or breach by Borrower of this Note or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by Bank to enforce this Note or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and Borrower shall reimburse Bank and each Affiliate thereof and their respective directors, officers and employees, upon demand, for any expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses which are determined by a final, non-appealable judgment of a court to have been incurred by reason of the gross negligence or willful misconduct of the person to be indemnified. Such indemnity shall be effective as to any such investigation, litigation or proceeding brought by Borrower or any Subsidiary or Affiliate (as such terms are defined in the Credit Agreement) thereof, or any of their respective directors, shareholders, or creditors, and whether or not any transaction contemplated by this Note or any other Loan Document is consummated but only if, in any investigation, litigation or proceeding brought by Borrower or a Subsidiary or Affiliate of Borrower, the Bank or person(s) indemnified pursuant to this paragraph is the prevailing party(ies) therein. Borrower agrees, on its own behalf and on behalf of each of its Subsidiaries and Affiliates, not to assert any claim against Bank, any of its Affiliates, or any of their respective directors, officers, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of otherwise relating to this Agreement or any of the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of this Note.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank's option, any default in payment or performance of any obligation under the Credit Agreement or under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest).

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions:
Acceleration Upon Default. Accelerate the maturity of this Note and, at Bank's option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. ss. 101) between Borrower and Bank, which shall be governed by the default and termination provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The Borrower and any other person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or any other Loan Document and without affecting the liability of Borrower or any person who may be liable under this Note or any other Loan Document.

MISCELLANEOUS PROVISIONS. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Bank's interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Organization; Powers. Borrower represents that Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Note and any other Loan Document to which it is a party. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address on the first page hereof without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address on the first page hereof. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown herein or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7391, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7391, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. Each person who signs this Note as a Borrower (as defined herein) is jointly and severally obligated. Fees and Taxes. Borrower shall promptly pay all documentary, intangible, recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Waiver of Exemplary Damages. The parties agree that they shall not have a remedy of punitive or exemplary damages against other parties in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Note and the Loan Documents were executed in the State of North Carolina and delivered to Bank in the State of North Carolina.

                        KRISPY KREME DOUGHNUT CORPORATION (SEAL)
                            Taxpayer Identification Number:  56-1318322


                        By:    _______________________________ (SEAL)
                               Name:      ____________________
                               Title:     ____________________